                                                                 Exhibit 10.12

                                  LEVI'S PLAZA
                               1355 SANSOME STREET

                                  OFFICE LEASE

                                     BETWEEN

                            BLUE JEANS EQUITIES WEST
                                   AS LANDLORD

                                       AND

                                 PLANETOUT INC.
                                    AS TENANT

                                TABLE OF CONTENTS


                                                                                                                             PAGE

1.               BASIC LEASE INFORMATION.........................................................................              1

2.               PREMISES........................................................................................              5

3.               TERM............................................................................................              5

4.               RENT; ADDITIONAL CHARGES........................................................................              5

5.               ADDITIONAL CHARGES FOR EXPENSES AND REAL ESTATE TAXES...........................................              6

6.               USE.............................................................................................             13

7.               CONSTRUCTION OF PREMISES; BUILDING CHANGES......................................................             13

8.               ALTERATIONS.....................................................................................             13

9.               REPAIRS AND MAINTENANCE.........................................................................             15

10.              LIENS...........................................................................................             16

11.              COMPLIANCE WITH LAWS, ENVIRONMENTAL MATTERS AND INSURANCE REQUIREMENTS..........................             16

12.              SUBORDINATION...................................................................................             19

13.              INABILITY TO PERFORM............................................................................             19

14.              DESTRUCTION.....................................................................................             20

15.              EMINENT DOMAIN..................................................................................             21

16.              ASSIGNMENT AND SUBLETTING.......................................................................             22

17.              UTILITIES.......................................................................................             25

18.              DEFAULT.........................................................................................             27

19.              LANDLORD'S RIGHT TO CURE TENANT'S DEFAULTS......................................................             28

20.              MORTGAGEE PROTECTION............................................................................             29

21.              INDEMNITY; INSURANCE  [UNDER REVIEW BY TENANT'S INSURANCE AND UNDER REVIEW BY
                        LANDLORD'S INSURANCE]....................................................................             29

22.              LIMITATION OF LANDLORD'S LIABILITY..............................................................             30

23.              ACCESS TO PREMISES..............................................................................             30

24.              NOTICES.........................................................................................             31

25.              NO WAIVER.......................................................................................             32

26.              TENANT'S CERTIFICATES...........................................................................             32

27.              RULES AND REGULATIONS...........................................................................             33

28.              TAXES PAYABLE BY TENANT.........................................................................             33

29.              SECURITY DEPOSIT................................................................................             34

                                TABLE OF CONTENTS

                                   (continued)

                                                                                                                            PAGE
30.              AUTHORITY.......................................................................................             36

31.              PUBLIC TRANSIT INFORMATION......................................................................             36

32.              SIGNAGE AND BUILDING NAMING RIGHTS..............................................................             36

33.              PARKING.........................................................................................             37

34.              BROKERS.........................................................................................             38

35.              OPTION TO EXTEND................................................................................             38

36.              AMERICANS WITH DISABILITIES ACT ("ADA") AND SIMILAR ACTS........................................             40

37.              HAZARDOUS SUBSTANCE DISCLOSURE..................................................................             41

38.              NO REPRESENTATIONS BY LANDLORD..................................................................             41

39.              SURRENDER.......................................................................................             41

40.              LANDLORD'S LIABILITY; SALE OF BUILDING..........................................................             42

41.              SECURITY........................................................................................             42

42.              SHUTTLE SERVICE.................................................................................             43

43.              CAFETERIA.......................................................................................             43

44.              RIGHT OF FIRST OFFER............................................................................             44

45.              OPTION TO TERMINATE.............................................................................             45

46.              ADDITIONAL SPACE................................................................................             46

47.              MISCELLANEOUS...................................................................................             46

48.              TERMINATION OF LEASE............................................................................             47




EXHIBIT A-1      DESCRIPTION OF LAND.............................................................................          A-1-1

EXHIBIT A-2      PLAT OF LEVI'S PLAZA COMPLEX....................................................................          A-2-1

EXHIBIT B        FLOOR PLAN OF PREMISES..........................................................................            B-1

EXHIBIT C        FORM OF NOTICE OF COMMENCEMENT DATE.............................................................            C-1

EXHIBIT D        WORK LETTER.....................................................................................            D-1

SCHEDULE 1       CONSTRUCTION SCHEDULE...........................................................................       SCH -1-1

SCHEDULE 2       BUILDING STANDARD WORK..........................................................................       SCH -2-1

EXHIBIT E        LEVI'S PLAZA 1355 SANSOME STREET
                 BUILDING OFFICE LEASE RULES AND REGULATIONS.....................................................            E-1

SCHEDULE 1       JANITORIAL SPECIFICATIONS.......................................................................            E-1


                                TABLE OF CONTENTS

                                   (continued)

                                                                                                                            PAGE
EXHIBIT F        FIXTURE, FURNITURE AND EQUIPMENT................................................................            F-1

EXHIBIT G        FLOOR PLAN OF ADDITIONAL SPACE..................................................................            G-1

SCHEDULE 5.1     COST OF EARTHQUAKE INSURANCE....................................................................            G-1

SCHEDULE 11.2    ENVIRONMENTAL REPORTS AND MEMORANDA.............................................................            G-1

                                  OFFICE LEASE

      THIS OFFICE LEASE is entered into as of this 1st day of July, 2004, by and between BLUE JEANS EQUITIES WEST, a California general partnership ("Landlord"), and PLANETOUT INC., a Delaware corporation ("Tenant").

                                R E C I T A L S:


      A. Landlord owns that certain land commonly known as Levi's Plaza, located in the City and County of San Francisco, California and more particularly described in EXHIBIT A-1 attached hereto (together with the Building (as defined below) and any and all other buildings and improvements thereon, the "Real Property").

      B. Tenant desires to lease from Landlord and Landlord desires to lease to Tenant a portion of that certain building commonly known as 1355 Sansome Street, which building is located at 1355 Sansome Street, San Francisco, California and is included within Levi's Plaza (the "Building"), and which portion contains approximately 56,476 square feet of rentable area.

      C. As hereinafter used in this Lease, the term "Project" shall mean the entire Levi's Plaza office complex, including both land and improvements, as shown on the plat attached hereto as EXHIBIT A-2.

      NOW, THEREFORE, Landlord and Tenant hereby covenant and agree as follows:

1. BASIC LEASE INFORMATION

      The following is a summary of basic lease information. Each term or matter in this Article 1 shall be deemed to incorporate all of the terms set forth hereinbelow pertaining to such matter or item and to the extent there is any conflict between the provisions of this Article 1 and any more specific provision of this Lease, such more specific provision shall control.

LEASE DATE:                        July 01, 2004

BUILDING ADDRESS:                  1355 Sansome Street
                                   San Francisco, California  94111

LANDLORD:                          BLUE JEANS EQUITIES WEST, A CALIFORNIA
                                   GENERAL PARTNERSHIP

ADDRESS OF LANDLORD:               c/o Interland-Jalson
                                   155 Greenwich Street
                                   San Francisco, California  94111
                                   Facsimile No:  (415) 956-8097
                                   Attention:  General Manager

TENANT:                            PLANETOUT INC., A DELAWARE CORPORATION

ADDRESS OF TENANT (PRIOR TO        300 California Street
COMMENCEMENT DATE):                Suite 200
                                   San Francisco, California  94104

ADDRESS OF TENANT (AFTER           1355 Sansome Street
COMMENCEMENT DATE):                San Francisco, California  94104

WITH A COPY OF ANY DEFAULT         Howard, Rice, Nemerovski, Canady, Falk &
                                   Rabkin,
NOTICE TO:                         A Professional Corporation
                                   Three Embarcadero Center
                                   Seventh Floor
                                   San Francisco, California  94111-4024
                                   Attention:  Kenneth A. Neale, Esq.

TELEPHONE:                         (415) 434-1600

FACSIMILE NO.:                     (415) 217-5910


KEY CONTACT FOR TENANT:            Robert Gardina, Director, Facilities and
                                   Administration

TELEPHONE:                         (415) 834-6375

FACSIMILE NO.:                     (415) 834-6224

PREMISES:                          A portion of the First (1st) Floor of the
                                   Building and the entire Second (2nd),
(Article 2)                        Third (3rd) and Fourth (4th) Floors of
                                    Building.

RENTABLE AREA OF PREMISES:         Approximately 56,476 rentable square feet.

PARKING:

(Article 33)                       Twelve (12) spaces.

TERM:                              From the Commencement Date (as defined below)
(Article 3)                        through January 31, 2012 (subject to Tenant's
                                   Option to Extend pursuant to Article 35 and Tenant's Option to Terminate pursuant to
                                   Article 45).

COMMENCEMENT DATE:
(Article 3)                        Lease Date

BASE RENT:
(Article 4)

                             Lease                        Total Annual              Monthly
                             Years                         Base Rent             Installments
                             -----                         ---------             ------------
                 February 1, 2005 through            $702,319                   $58,526.58
                 April 30, 2005*                     ($21.50 per square
                 *Subject to Article 4, there        foot of rentable
                 shall be no Base Rent due on        space on the 3rd and
                 (i) the entire Premises until       4th Floors.  Rent
                 February 1, 2005, (ii) the          abated on the 2nd
                 Second (2nd) Floor until May        Floor pursuant to
                 1, 2005, and (iii) the First        Article 4)
                 (1st) Floor until October  1,
                 2005.
                 May 1, 2005 through July 31,        $1,086,144.50              $90,512.04
                 2005                                ($21.50 per square foot
                                                     of rentable space on the
                                                     3rd and 4th Floors and
                                                     $23.50 per square foot of
                                                     rentable space on the 2nd
                                                     Floor)


                 August 1, 2005 through              $1,135,143.50              $94,595.29
                 September 30, 2005                  ($22.50 per square foot
                                                     of rentable space on the
                                                     3rd and 4th Floors and
                                                     $24.50 per square foot of
                                                     rentable space on the 2nd
                                                     Floor)

                 October 1, 2005 through July        $1,318,330.00              $109,860.83
                 31, 2007                            ($22.50 per square foot
                                                     of rentable space on the
                                                     3rd and 4th Floors and
                                                     $24.50 per square foot of
                                                     rentable space on the 1st
                                                     and 2nd Floors)

                             Lease                        Total Annual              Monthly
                             Years                         Base Rent             Installments
                             -----                         ---------             ------------
                 August 1, 2007 through July         $1,374,806.00              $114,567.17
                 31, 2009                            ($23.50 per square foot
                                                     of rentable space on the
                                                     3rd and 4th Floors and
                                                     $25.50 per square foot of
                                                     rentable space on the 1st
                                                     and 2nd Floors)

                 August 1, 2009 through July         $1,431,282.00              $119,273.50
                 31, 2010                            ($24.50 per square foot
                                                     of rentable space on the
                                                     3rd and 4th Floors and
                                                     $26.50 per square foot of
                                                     rentable space on the 1st
                                                     and 2nd Floors)

                 August 1, 2010 through              $1,487,758.00              $123,979.83
                 January 31, 2012                    ($25.50 per square
                                                     foot of rentable space on
                                                     the 3rd and 4th Floors
                                                     and $27.50 per square
                                                     foot of rentable space on
                                                     the 1st and 2nd Floors)

BASE YEAR FOR
ADDITIONAL
CHARGES
FOR TAXES AND
EXPENSES: 2005



TENANT'S
SHARE OF
TAXES AND
EXPENSES OF
BUILDING:        90.78%

TENANT'S
SHARE OF
TAXES AND
EXPENSES OF
PROJECT:         6.919%

SECURITY
DEPOSIT:
(Article 29)     See Article 29


OTHER:           Option to Extend (Article 35)
                 Right of First Offer (Article 45)
                 Option to Terminate (Article 46)
                 Additional Space (Article 47)

2. PREMISES

      Subject to the terms, covenants and conditions set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises (the "Premises") in the Building which shall be the space enclosed by the demising walls, and which is approximately delineated on the floor plan or plans attached hereto as EXHIBIT B. So long as Tenant, or a Tenant Affiliate, Tenant Successor and/or Business Partner subject to all the terms and conditions of Sections 16.5 and 16.6 below, occupies at least seventy percent (70%) of the Building, Tenant shall have the right to maintain a reception desk in the entrance lobby to the Building. Other then the Base Rent and the Additional Charges due hereunder, Tenant shall have the right to maintain the reception desk at no additional charge to Tenant.

3. TERM

      3.1 The Premises are leased for a term (the "Term") commencing on the date hereof (the "Commencement Date") and expiring on January 31, 2012 (the "Expiration Date"). Landlord shall deliver the entire Premises to Tenant on the Commencement Date in broom clean condition and free of all personal property (except that listed on EXHIBIT F). For purposes of determining whether Tenant has accepted possession the Premises, Tenant shall be deemed to have done so when Tenant first undertakes construction of the Improvements in the Premises pursuant to the Work Letter (as defined in Section 7.1 below) or otherwise moves equipment and/or material into the Premises for construction purposes. Tenant's acceptance of the Premises shall constitute Tenant's acknowledgement that the Premises are in the condition called for hereunder, subject to the representations, warranties and obligations of Landlord contained herein. Notwithstanding the foregoing, Landlord's delivery of the portion of the Premises located in the first floor of the Building (the "First Floor Premises") shall be solely for purposes of allowing Tenant to perform construction and other acts necessary to prepare such First Floor Premises for Tenant's occupancy. Tenant shall have no right to occupy the First Floor Premises until October 1, 2005.

      3.2 Promptly following the Commencement Date, Landlord will deliver to Tenant a notice in substantially the form attached hereto as EXHIBIT C identifying the Commencement Date and other terms set forth therein ("Notice of Commencement Date"), a copy of which notice shall be executed by Tenant and promptly returned to Landlord.

4. RENT; ADDITIONAL CHARGES

      4.1 Tenant will pay to Landlord during the Term the annual Base Rent specified in Article 1 (herein called the "Base Rent") and the Additional Charges pursuant to Section 4.2 below. The Base Rent will be payable in equal consecutive monthly installments, as specified in Article 1, on or before the first day of each month, in advance, at the address specified for Landlord in
Article 1, or such other place as Landlord may designate in writing, without any prior demand and without any deductions or setoff, except as expressly specified herein; provided, however, that no Base Rent shall be due from Tenant for (i) the Third (3rd) Floor from the Commencement Date through February 1, 2005, (ii) the Second (2nd) Floor from the Commencement Date through April 30, 2005, and (iii) the First (1st) Floor from the Commencement Date through September 30, 2005. If the Commencement Date occurs on a day other than the first day of a calendar month, or the Expiration Date occurs on a day other than the last day of a calendar month, then the rental for such fractional month will be prorated based on a thirty (30) day month.

      4.2 Tenant shall pay to Landlord all charges and other amounts required under this Lease (herein called "Additional Charges") as additional rent, including, without limitation, the charges for Taxes and Expenses as provided for in Article 5. All such Additional Charges will be payable to Landlord as additional rent at the place where the Base Rent is payable. Landlord will have the same remedies for a default in the payment of any Additional Charges as for a default in the payment of Base Rent. In the event no time period for payment of an Additional Charge is provided under this Lease, such Additional Charge shall be paid by Tenant within thirty (30) days of its receipt of an invoice therefor.

      4.3 If Tenant fails to pay any Base Rent or Additional Charges within five (5) days after the date the same is due and payable, such unpaid amounts will be subject to a late payment charge equal to three percent (3%) of the unpaid amounts in each instance; provided, however, that there shall be no late payment fee for the first late payment made by Tenant within a calendar year, unless such late payment continues for more than five (5) days after written notice thereof. The late payment charge has been agreed upon by Landlord and Tenant, after negotiation, as a reasonable estimate of the additional administrative costs and detriment that will be incurred by Landlord as a result of any such failure by Tenant, the actual costs thereof being extremely difficult if not impossible to determine. The late payment charge constitutes liquidated damages to compensate Landlord for its damages resulting from such failure to pay and shall be paid to Landlord together with such unpaid amounts. Acceptance of such late payment charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights or remedies granted under this Lease.

      4.4 Any amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the highest rate legally permitted; provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

5. ADDITIONAL CHARGES FOR EXPENSES AND REAL ESTATE TAXES

      5.1 For purposes of this Article 5, the following terms shall have the meanings hereinafter set forth:

            (a) "Comparable Buildings" means Class A Office buildings located in the San Francisco downtown and north waterfront area that are comparable in size, location, prestige and quality to the Building.

            (b) "Tenant's Share" means (i), with respect to the Building, 90.78%, i.e., the percentage corresponding to a fraction, the numerator of which is equal to the number of rentable square feet in the Premises and the denominator of which is equal to the number of rentable square feet in the Building, which denominator as of the Lease Date is 62,213, and (ii) with respect to the Project, 6.919%, i.e., the percentage corresponding to a fraction, the numerator of which is equal to the number of rentable square feet in the Premises and the denominator of which is equal to the number of rentable square feet in the Project, which denominator as of the Lease Date is 816,217. Tenant's Share shall be adjusted by Landlord as a result of any change in the rentable area of the Premises or the total rentable area of the Building or of the Project.

            (c) "Tax Year" means each twelve (12) consecutive month period commencing January 1st of each year during the Term, including any partial year during which the Lease may commence; provided that Landlord, upon notice to Tenant, may change the Tax Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's Tax Share of Taxes shall be equitably adjusted for the Tax Year involved in any such change.

            (d) As used in the Lease, the term "Taxes" shall mean all taxes, assessments and charges levied upon or with respect to the Real Property or any personal property of Landlord located on the Real Property and used in the operation thereof or upon or with respect to any ownership or possessory interest in the Real Property or such personal property. Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire, or other governmental services or purported benefits to the Real Property or the occupants thereof, service payments in lieu of taxes, business taxes, and any tax, fee, or excise on the act of entering into the Lease or any other lease of space located on the Property, or on the use or occupancy of the Real Property or any part thereof, or on the rent payable under any lease or in connection with the business of renting space within the Real Property, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California or any political subdivision thereof, public corporation, district, or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Taxes, whether or not now customary or in the contemplation of the parties on the Commencement Date. Taxes shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce Taxes (but only if such fees, costs and disbursements were incurred by Landlord in good faith). In addition, Taxes shall also include 6.919% of taxes levied and assessed on the Exterior Common Areas (as defined below), which percentage represent the Premises' allocable share of such Exterior Common Areas. Taxes shall not include (a) franchise, transfer, estate, inheritance, or capital gains or stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, in whole or in part, any other tax that would otherwise be included within Taxes, (b) penalties and interest incurred as a result of Landlord's negligence, failure, inability or unwillingness to make payments of, and/or to file any tax or information returns with respect to, any Taxes, when due, (c) any Taxes directly payable by Tenant or any other tenant within the Building under the applicable provisions in their respective leases, (d) any items included as Expenses, and (e) Taxes to the extent such Taxes may be separately allocated to any underground or above ground parking garage and/or other parking facilities associated with the Building or to the extent such Taxes are levied on revenues from such parking facilities.

            (e) "Exterior Common Areas" shall mean those portions of the Project including, without limitation, the "Park Land" owned or controlled by Landlord and held for the common use and benefit of the public and all tenants and owners within the Project, all as designated and delineated on the plat attached hereto as EXHIBIT A-2 if and so long as such areas are privately owned or controlled and held for such mutual benefit but excluding any portion thereof devoted to commercial or other revenue producing purposes.

            (f) "Expense Year" means each twelve (12) consecutive month period commencing January 1st of each year during the Term, including any partial year during which the Lease may commence; provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve
(12) consecutive month period and, in the event of any such change, Tenant's Expense Share of Expenses shall be equitably adjusted for the Expense Year involved in any such change.

            (g) Subject to the provisions of Subsection (g) below, "Expenses" shall mean and include the total commercially reasonable costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and Project (including common areas but excluding parking and storage areas), including, without limitation:

            [with respect to the Building]

                  (i) the cost of air conditioning, electricity, steam, water, heating, mechanical, telephone, plumbing, ventilating and elevator systems and all other utilities; (ii) the cost of repairs and all labor and material costs related thereto, and the cost of general maintenance, cleaning and service contracts and the cost of all supplies, tools and equipment required in connection therewith;

            [with respect to the Project]

                  (ii) the cost incurred by Landlord for all insurance carried on the Real Property or in connection with the use and/or occupancy thereof, including, without limitation, the premiums and cost of fire, casualty, liability, rental abatement, terrorism and earthquake insurance applicable to the Real Property and Landlord's personal property used in connection therewith (and all amounts paid as a result of loss sustained that would be covered by such policies except for "deductible" and self insured retention provisions), provided, however, that (1) Landlord may, but shall not be obligated to, carry terrorism or earthquake insurance, (2) Expenses in any calendar year after the Base Year shall include the cost of terrorism insurance only if terrorism insurance was carried on the Real Property in the Base Year, and (3) if Landlord does not carry earthquake insurance on the Real Property in the Base Year and Landlord begins to carry earthquake insurance on the Real Property in any subsequent year of the Term, then Landlord shall, for each Expense Year that Landlord carries earthquake insurance, recalculate the Base Year as if the cost incurred by Landlord for the insurance carried on the Real Property included one (1) of the four (4) costs of earthquake insurance listed on SCHEDULE 5.1 attached

(Landlord shall use the cost on SCHEDULE 5.1 that corresponds to the earthquake insurance type and limits that are most similar to the earthquake insurance type and limits carried by Landlord in the first Expense Year Landlord begins to carry earthquake insurance); (iii) wages, salaries, payroll taxes and other labor costs and employee benefits; (iv) management fees; (v) fees, charges and other costs of all independent contractors engaged by Landlord; (vi) accounting and legal expenses; (vii) depreciation on personal property, including, without limitation, carpeting in public corridors and the common areas and window coverings provided by Landlord, determined in the reasonable judgment of Landlord and in keeping with generally accepted accounting principles that are consistent with industry standards and sound management practices then being followed by the owners of Comparable Buildings; (viii) the rental paid for the office of the property manager and related management and operations personnel, or if rental is not paid, the fair rental value of any space provided for such purposes; (ix) the cost of any capital improvements made to the Real Property after the Commencement Date that (1) are reasonably anticipated to reduce Expenses or improve operating efficiencies (but only to the extent Landlord incurs such expenses in good faith), or (2) are reasonably required for the health and safety of tenants or the public, or (3) are required under any governmental law or regulation or insurance requirement that was not applicable to the Real Property prior to the Commencement Date, such cost to be amortized over the useful life of such capital improvement as determined under generally accepted accounting principles that are consistent with industry standards and sound management practices then being followed by the owners of Comparable Buildings, together with interest on the unamortized balance thereof at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements; (x) the cost of contesting the validity or applicability of any governmental enactments which may affect Expenses, (xi) the costs of operating, maintaining and repairing the Exterior Common Areas; and (xii) any other expenses of any kind whatsoever incurred in connection with the management, operation, maintenance and repair of the Real Property and which, in the reasonable judgment of Landlord and in keeping with generally accepted accounting principles that are consistent with industry standards and sound management practices for comparable properties, would be considered a management, maintenance, repair or operating expense.

      Expenses that cover a period of time not within the Term (including any extended term) of the Lease shall be prorated on the basis of a 365-day year and the actual number of days in any applicable month.

            (h) Notwithstanding anything to the contrary contained in this Lease, none of the following items shall be included in Expenses:

                  (i) The overhead and other costs associated with the operation of the business or the ownership entity which constitutes Landlord, unless related solely to Building operations;

                  (ii) All costs incurred in designing, renovating or otherwise improving or decorating, painting or redecorating space for existing or prospective tenants or other occupants of the Building and any allowances therefor;

                  (iii) Any reserves for capital replacements;

                  (iv) Costs in connection with services or other benefits which are provided exclusively to another tenant or occupant and not to Tenant and which do not benefit Tenant;

                  (v) Costs for all items and services for which Tenant or other tenants or occupants reimburse Landlord or reimburse or pay third parties or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant) without reimbursement;

                  (vi) Depreciation or amortization (except to the extent specifically provided in Subsection (f) above);

                  (vii) Payments in respect to overhead or profits to subsidiaries or affiliates of Landlord, or to any party affiliated with Landlord, for management or other services in or to the Building, or for supplies or other materials, to the extent that the cost of such services, supplies, or materials exceeds the fair market cost that would be charged by non-affiliated third parties dealing with Landlord on an arms-length basis;

                  (viii) Costs of repair or replacement of any item paid for pursuant to any warranty, insurance or guaranty;

                  (ix) Any fines, penalties or interest resulting from Landlord's violation of any federal, state or local law or regulation or due to late payment by Landlord of any Expenses;

                  (x) Any operating costs incurred in connection with any space within the Project that is used for parking, retail, hotel, or restaurant operation;

                  (xi) Expenses for sculptures, paintings, or other objects of art, except to the extent that such objects are required by a governmental or other regulatory body having jurisdiction over the Real Property;

                  (xii) Property management fees for the Building in excess for the relevant calendar year of the lesser of (a) the current management contract amount, or (b) four percent (4%) of gross rents of the Building (exclusive of tenant reimbursements and ancillary income from tenants such as income from antennae, satellite discs, parking, security deposits and interest thereon); provided, however, that if the percentage of gross rents used to calculate the property management fee in any Expense Year varies from the percentage of gross rents used to calculate the property management fee in the Base Year, then for such Expense Year, Landlord shall be required to recalculate the Base Year using the same percentage of gross rents used to determine the property management fees in the Expense Year;

                  (xiii) Except as specifically provided in Subsection (g) above, costs of capital improvements and capital replacements;

                  (xiv) Financing and refinancing costs, rents payable under a master lease or ground lease by Landlord, and mortgage interest and mortgage payments due under any mortgage or deed of trust encumbering the Project or any part thereof;

                  (xv) Costs and expenses incurred in connection with leasing or re-leasing space in the Project such as commissions, space planning, architectural, engineering, attorneys' fees, advertising costs, the cost of tenant improvements and tenant improvement allowances, tenant concessions and promotional expenses;

                  (xvi) Costs and expenses incurred in connection with the termination, modification or enforcement of leases and disputes with tenants in the Building, lenders or other contractors, including without limitation, court costs, attorneys' fees and disbursements;

                  (xvii) Damages and costs related to construction or design defects existing on the Premises or the Building (or any portion thereof) prior to the Commencement Date, or costs incurred in bringing the Premises or the Building (or any portion thereof) into compliance with applicable codes or regulations if the Premises was not in compliance with such codes or regulations prior to the Commencement Date, provided, however, that in no event shall Tenant's responsibility under the Work Letter be limited by this
Section 5.1(h)(xvii);

                  (xviii) Costs incurred in connection with or otherwise associated with any clean up, removal or remediation of Hazardous Materials located on or about the Project, provided, however, that in no event shall Tenant's responsibility under Section 11.2 hereof be limited by this Section 5.1(h)(xviii);

                  (xix) Costs of salaries, benefits and other compensation to employees above the grade of general manager;

                  (xx) Political or charitable contributions;

                  (xxi) Costs of installing, operating and maintaining a specialty improvement, including without limitation, an observatory, broadcasting, cafeteria or athletic, luncheon or recreational club;

                  (xxii) Costs arising out of the intentional or negligent acts or omissions of Landlord or its agents, representatives or contractors;

                  (xxiii) Bad debt loss, rent loss or reserves therefor; and

                  (xxiv) Amounts in excess of one hundred percent (100%) of actual Operating Expenses.

            (i) If the Building is not one hundred percent (100%) occupied during all or any portion of any Expense Year including the Base Year (as defined in Article 1), then Landlord shall make an appropriate adjustment, in accordance with industry standards and sound management practices, of the Expenses and Taxes for each such Expense Year to determine what the Expenses and Taxes would have been for such year if the Building had been one hundred percent (100%) occupied, and the amount so determined shall be deemed to be the amount of Expenses and Taxes for such year. Such adjustment shall be made by Landlord by increasing those costs included in the Expenses and/or Taxes which, according to industry standards and sound management practices, vary based upon the level of occupancy of the Building.

            (j) In no event may Landlord include the same item of cost or expenses more than once in the Expenses.

            (k) Despite any other provision of this Lease to the contrary, the amount of Taxes for the Base Year and any other Tax Year after the Base Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Revenue and Taxation Code Section 51 ("Proposition 8 Reduction"). Therefore, the Taxes in the Base Year or any Tax Year after the Base Year may be greater than those actually incurred by Landlord but shall nonetheless be the Taxes for purposes of this Section 5.

      5.2 (a) Tenant shall pay to Landlord as Additional Charges one twelfth (1/12) of Tenant's Share of the increase in the Expenses for each Expense Year or portion thereof during the Term after the Base Year when compared to Expenses for the Base Year (the "Expense Increases"), in advance, on or before the first day of each month during such Expense Year, in an amount estimated by Landlord in a writing delivered to Tenant. Landlord may revise such estimates from time to time and Tenant will thereafter make payments on the basis of such revised estimates.

            (a) Tenant shall pay to Landlord as Additional Charges one twelfth (1/12) of Tenant's Share of the increases in the Taxes for each Tax Year or portion thereof during the Term after the Base Year when compared to the Taxes for the Base Year (the "Tax Increases") in advance, on or before the first day of each month during such Tax Year, in an amount estimated by Landlord in a writing delivered to Tenant. Landlord may revise such estimates from time to time, and Tenant will thereafter make payments on the basis of such revised estimates.

            5.3 With reasonable promptness after the expiration of each Expense Year and Tax Year (but in no event later than June 30 of such year), including the Expense Year and Tax Year during which this Lease terminates, Landlord will furnish Tenant with a statement (herein called "Landlord's Expense and Tax Statement"), prepared by an independent certified public accountant, setting forth in reasonable detail the Expenses and Taxes for such Expense Year and Tax Year and Tenant's Share of the Tax Increases and Expense Increases. If the total of Tenant's Share of the actual Expense Increase and Tax Increase for such Expense Year and Tax Year as set forth in Landlord's Expense and Tax Statement exceeds the total estimated Expense Increase and Tax Increase paid by Tenant for such Expense Year and Tax Year, Tenant shall pay to Landlord (whether or not this Lease has terminated) the difference within thirty (30) days after the receipt of Landlord's Expense and Tax Statement; and if the total amount paid by Tenant for any such Expense Year and Tax Year shall exceed Tenant's Share of the actual Expense Increase and Tax Increase for such Expense Year and Tax Year, such excess shall be credited against the next installments of Base Rent or Expenses and Taxes due from Tenant to Landlord hereunder, or, if this Lease has terminated and no amounts are due or to become due to Landlord from Tenant hereunder, any excess shall be paid to Tenant by check within thirty (30) days after such final determination of the actual Expenses and Taxes.

      5.4 If the Expiration Date shall occur on a date other than the first or last day, respectively, of a Tax Year and/or Expense Year, Tenant's Tax Share of Taxes and/or Tenant's Expense Share of Expenses for the Tax Year and/or Expense Year in which the Expiration Date occurs shall be prorated based on a 365-day year, but shall remain subject to adjustment based on receipt of information after the Expiration Date.

      5.5 All statements of Expenses paid during the any Expense Year provided by Landlord to Tenant herein shall be accompanied by a reasonably detailed itemized accounting certified by a duly licensed certified public accounting firm. If Tenant shall not object in writing to the contents of any such accounting within six (6) months of Tenant's receipt thereof, such statement shall be conclusive and binding upon Tenant. If Tenant objects to any item in such accounting within six (6) months of Tenant's receipt thereof, Landlord shall provide Tenant with a statement certified by Landlord that provides supplemental detailed verification of any contested item.

      5.6 Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to access and use the Building's condenser water and loop free of charge during the Term.

6. USE

      Tenant shall use the Premises during the Term of this Lease solely for general office use and for purposes incidental thereto, and for no other use or uses. Tenant's use of the Premises shall in all respects and at all times comply with applicable laws, statutes and regulations, at Tenant's sole cost and expense.

7. CONSTRUCTION OF PREMISES; BUILDING CHANGES

      7.1 Tenant shall perform the work and make the installations in the Premises pursuant to the terms and conditions set forth in EXHIBIT D hereto (such work and installations are herein called the "Improvements" and EXHIBIT D is herein called the "Work Letter").

      7.2 Landlord reserves the right, at any time and from time to time, to make alterations, additions, repairs or improvements to or in or to decrease the size or area of all or any part of the Building, the fixtures and equipment therein and the arcades, plazas and walkways outside the Building, including, without limitation, the heating, ventilating, air-conditioning, plumbing, electrical, fire protection, life safety, security and other mechanical, electrical and communications systems of the Building (herein called "the Building Systems"), the common areas and all other parts of the Building, and to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets and other public parts of the Building, provided that any such alterations or additions not necessitated by governmental action shall not materially diminish the quality or quantity of services being provided to the Premises or Tenant or adversely affect the functional utilization of or access to the Premises.

8. ALTERATIONS

      8.1 Tenant shall have the right at any time and from time to time, at Tenant's sole cost and expense, to remodel, redecorate and make such alterations or improvements (collectively, "Alterations") in and to the Premises as may be reasonably required or desired by Tenant; provided, however, that, except as provided in the Work Letter, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make any Alterations to the Premises which: (a) will materially affect the structure or structural components of the Building (including by way of illustration but not limitation, the construction of interior stairwells, skylights, dumbwaiters and additional floor supports), or the Building Systems, (b) will be visible from the exterior of the Building, (c) will be located outside or underneath the Building, or (d) will lessen the fair market value of the Building (a "Major Improvement"). In the event the Alterations proposed by Tenant included a Major Improvement, then, in addition to requiring the consent of Landlord as hereinabove provided, the construction of any such Major Improvement by Tenant shall also be subject to Landlord's right to require Tenant to remove any such Major Improvement at the expiration or earlier termination of the term of this Lease. As a condition to Landlord having such removal right, Landlord must notify Tenant at the time of its consent to any Major Improvement whether Landlord shall require such removal upon the expiration or earlier termination of this Lease. Except for Landlord's Work (as defined in the Work Letter, Tenant shall be responsible for the cost of any additional alterations and improvements (including, without limitation, structural alterations and alterations which affect Building Systems) required by law to be made to or in the Building as a result of any Alterations. All Alterations shall be done by contractors reasonably acceptable to Landlord at Tenant's expense (including hard and soft costs), in accordance with plans and specifications reasonably approved by Landlord, and subject to all other conditions which Landlord may reasonably impose. If, at Tenant's request, Landlord does any Alterations on behalf of Tenant, Landlord's proposed general contractor for Alterations shall be subject to Tenant's written approval, which approval shall not be unreasonably withheld or delayed. Tenant shall reimburse Landlord within fifteen (15) days of demand for third party costs actually incurred by Landlord with respect to such Alterations. Upon completion of any Alterations, Tenant shall provide to Landlord at Tenant's expense "as-built" plans and specifications.

      8.2 Except as provided in Section 8.3 or as otherwise provided in the Work Letter, all appurtenances, fixtures, improvements, equipment, additions and other property attached to or installed in the Premises at the commencement of or during the Term shall be and remain the property of Landlord and shall not be removed by Tenant except pursuant to the Improvements or any Alterations. Upon commencement of the Term, Tenant shall be permitted to use, at no additional cost to Tenant, the furniture, fixtures and equipment identified on EXHIBIT F and currently located on the Third (3rd) Floor the Premises (the "FF&E"). Tenant accepts the FF&E in its current as-is condition, without representation or warranty by Landlord of any kind whatsoever. Tenant shall not make any alterations or modifications to the FF&E (except in accordance with manufacturer's recommendations) and shall maintain the FF&E in the same condition as received, reasonable wear and tear and damage due to casualty excepted. At any time on or before the Expiration Date, Tenant shall have the right to purchase the FF&E for the sum of One Dollar ($1). Landlord hereby agrees to use good faith efforts to assist Tenant in arranging a purchase of the furniture, fixtures and equipment located on the Second (2nd) Floor and owned by Mpower; provided, however, that Landlord shall not be responsible for or liable to Tenant if Mpower and Tenant are unable to reach agreement on the terms of such a purchase.

      8.3 All furniture, furnishings and articles of movable personal property installed in the Premises by or for the account of Tenant, without expense to Landlord, and which can be removed without structural or other material damage to the Building (all of which are herein called "Tenant's Property") shall be and remain the property of Tenant and may be removed by it at any time during the Term; provided, however, that any equipment or property for which Landlord has granted any allowance or credit to Tenant or which is a replacement for items originally provided by Landlord at Landlord's expense shall not be considered Tenant's Property unless Landlord so designates. Upon review by Landlord of the final plans for any subsequent Alterations, Landlord shall notify Tenant which portions of said subsequent Alterations, if any, reasonably constitute Tenant's Property. Upon the termination of this Lease, Tenant shall remove from the Premises all of Tenant's Property. Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from such removal. Tenant's obligations under this Section
8.3 shall survive the termination of this Lease. Any items of Tenant's Property which shall remain in the Premises after the termination of this Lease may, at the option of Landlord, be deemed abandoned and in such case may either be retained by Landlord as its property or be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit.

9. REPAIRS AND MAINTENANCE

      9.1 Landlord will repair and maintain the structural portions (including roofs and roofing systems and membranes, exterior walls, foundations, and structural supports) of the Building, the Building Systems and the common areas of the Project (including the Building) in good working order and in a clean, efficient, safe and sanitary condition and consistent with first-class, institutionally owned office buildings in the San Francisco financial and north waterfront districts, provided that, subject to Section 21.5, Tenant shall be obligated to reimburse Landlord for the entire cost of any repair or maintenance if necessitated or occasioned by the negligent acts or omissions or willful misconduct of Tenant, or any of its servants, employees, contractors, agents, visitors or licensees. Except as otherwise provided in the Lease, including the first sentence of this Section 9.1., Tenant shall take good care of the Premises and keep the Premises in good working order and in a clean, safe and sanitary condition. Tenant hereby waives and releases any right it may have to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

      9.2 All repairs and replacements by Tenant shall be made and performed:
(a) at Tenant's cost and expense and at such time and in such manner as Landlord may reasonably designate, (b) by contractors or mechanics reasonably approved by Landlord, (c) so that same shall be at least equal in quality, value and utility to the original work or installation, and (d) in a manner and using equipment and materials which will not interfere with or impair the operations, use or occupation of the Building Systems, the Building or other tenants or common areas of the Project, and (e) in accordance with the Rules and Regulations for the Building adopted by Landlord from time to time and all applicable laws and regulations of governmental authorities having jurisdiction over the Premises. Tenant shall reimburse Landlord within fifteen
(15) days of demand for any expenses incurred by Landlord in connection with any repairs or replacements required to be made by Tenant, including, without limitation, any reasonable fees charged by Landlord's contractors to review plans and specifications prepared by Tenant.

10. LIENS

      10.1 Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within fifteen (15) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, reasonable counsel fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, and the Building, from mechanics' and materialmen's liens. Tenant shall give to Landlord at least five (5) business days' prior written notice of commencement of any repair or construction on the Premises.

11. COMPLIANCE WITH LAWS, ENVIRONMENTAL MATTERS AND INSURANCE REQUIREMENTS

      11.1 Tenant, at Tenant's cost and expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities relating to the Premises or the use, improvement or occupancy thereof, except that Tenant shall not be required to make any structural alterations or other modifications in order to comply unless such alterations shall be necessitated or occasioned, in whole or in part, by Tenant's Alterations, or by the negligent acts or omissions or intentional misconduct of Tenant or its servants, employees, contractors, agents, visitors or licensees. Any work or installations made or performed by or on behalf of Tenant or any person or entity claiming through or under Tenant pursuant to the provisions of this
Article 11 shall be made in conformity with and subject to the provisions of
Section 9.2.

      11.2 (a) As used herein, the following items shall have the following meanings: "Environmental Activity" means any actual, proposed or threatened use, storage, treatment, existence, release, emission, discharge, generation, manufacture, disposal or transportation of any Hazardous Materials from, into, on, under or about the Building or the Premises, or any other activity or occurrence that causes or would cause any such event to exist; "Environmental Requirements" means all present and future federal, state, regional or local laws relating to the use, storage, treatment, existence, release, emission, discharge, generation, manufacture, disposal or transportation of any Hazardous Materials; and "Hazardous Material" means at any time any substances or materials which at such time are classified or considered to be hazardous or toxic under any Environmental Requirement.

            (b) Tenant shall not engage in nor permit the occurrence of any Environmental Activity, except with respect to the use of small quantities of Hazardous Materials, as may be present in ordinary office supplies and equipment. Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required under any Environmental Requirements for any Environmental Activity by Tenant, including, without limitation, the discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Building or the Premises, and upon termination of this Lease Tenant shall cause all of its Hazardous Materials to be removed from the Building and the Premises in accordance with and in compliance with all applicable Environmental Requirements. Upon having knowledge thereof, Tenant shall immediately notify Landlord in writing of: any regulatory action that has been instituted, or threatened by any governmental agency or court with respect to Tenant that relates to any Environmental Activity; any claim relating to any Environmental Activity by Tenant in, on or about the Building or the Premises, or that arises out of or in connection with any Hazardous Materials in, on, under or about the Building or the Premises or removed from the Building or the Premises; or any actual or threatened material release on, under or about the Building or the Premises or any adjacent property of any Hazardous Material, except any Hazardous Material whose discharge or emission is expressly authorized by and in compliance with a permit issued by a federal, state, regional or local governmental agency pursuant to Environmental Requirements. Tenant shall provide Landlord with copies of any communications with federal, state, regional or local governments, agencies or courts with respect to any Environmental Activity or Environmental Requirement relating to the Building or the Premises and any communications with any third party relating to any claim made or threatened with respect to any Environmental Activity by Tenant in, on or about the Building or the Premises.

            (c) Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord and each of Landlord's partners, employees, agents, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorneys' fees) arising from or caused in whole or in part, directly or indirectly, by (i) an Environmental Activity by Tenant, or (ii) Tenant's failure to comply with any Environmental Requirement. Tenant's obligations under this Section 11.2 shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any repair, damage or cleanup, removal or remediation action, or detoxification or decontamination of the Building or the Premises, or the preparation and implementation of any closure, remedial action or other plans in connection therewith that are required as a result of any Environmental Activity by Tenant, and shall survive the expiration or earlier termination of the term of the Lease. The provisions of this Section 11.2 shall survive the expiration or sooner termination of this Lease.

            (d) Landlord represents and warrants to Tenant as of the date of this Lease, that to Landlord's actual knowledge (i) except as described in the reports and/or memorandum listed on SCHEDULE 11.2 attached hereto (copies of which Landlord has previously provided to Tenant), there has been no Environmental Activity in violation of Environmental Requirements in, on, under or about the Building or Real Property, and (ii) Landlord has delivered to Tenant true and complete copies of all reports in its possession or control relating to the environmental condition of the Building or Real Property. For purposes of this Section 11.2(d), when the phrase to the "Landlord's actual knowledge" is used, it shall be deemed to refer solely to the present actual knowledge of Gerson Bakar, James M. Piane and Michael D. Franklin as of the date of this Lease and shall not mean or include or be construed to mean or include any implied, imputed or constructive knowledge of any kind of any or all of said individuals, it being expressly understood and acknowledged by Tenant that said individuals have not made and have no duty, express or implied, to make, any independent investigation or inquiry of any kind whatsoever with respect to the subject matter of the representations and warranty contained in this Section 11.2(d).

            Notwithstanding the foregoing, Landlord hereby acknowledges that the prior tenant of the Building, Levi Strauss & Co. ("LS&Co."), informed Landlord that, during the latter part of LS&Co.'s tenancy, seven (7) cases of breast cancer were diagnosed among LS&Co.'s employees who had worked in the Building. As summarized in the Franklin Report described on SCHEDULE 11.2 attached hereto and made a part hereof, following the transmission of such information, an extensive environmental investigation of the Building was undertaken by LS&Co. and thereafter independently reviewed by Landlord to determine whether or not there was any causal connection between the incidents of breast cancer and the Building. As set forth in the studies conducted on behalf of LS&Co. and listed on Appendix B to the Franklin Report (the "Levi Studies"), and the other documents listed on SCHEDULE 11.2, including, without limitation, a recent "Indoor Air Quality Evaluation" conducted by the Clayton Group (the "Clayton Report"), no environmental causes of breast cancer were identified in, on, under or about the Building or Real Property.

            (e) Tenant hereby acknowledges receipt of the Franklin Report (including Appendices A thorough F attached thereto) and the Clayton Report. Tenant further acknowledges and agrees that prior to the execution of this Lease it has been given a full opportunity to review the reports and memorandum listed on SCHEDULE 11.2, including, without limitation, the Levi Studies, and to inspect and investigate each and every aspect of the environmental condition of the Building, either independently or through agents of Tenant's choosing. Tenant agrees that it shall have no right to abandon the Premises or terminate this Lease in connection with any claim or claims that one or more of Tenant's employees, contractors, agents, invitees or licensees has developed breast cancer during the Term of this Lease.

            (f) Landlord shall add Tenant as an additional insured on that certain Pollution Legal Liability Select Policy, Policy Number PLS 2676548 (as reasonably amended by Landlord from time to time, the "PLI Policy), issued by American International Specialty Lines Insurance Company, effective date May 10, 1999 (a true and correct copy of which Landlord has provided to Tenant), and shall maintain Tenant as an additional insured throughout the term of said policy. Throughout the Term of this Lease, Landlord shall be required to carry an environmental liability policy on the Building (which policy may either be the PLI Policy or another policy), containing substantially the same terms as the PLI Policy (unless such terms are not commercially available and reasonably priced), that names Tenant as an additional insured provided such environmental liability coverage is commercially available and reasonably priced (each as reasonably determined by Landlord). In determining whether such policy is reasonably priced, if the cost of such policy does not exceed the original cost of the PLI Policy, plus interest from the original effective date of the PLI Policy at the rate of four percent (4%) per year, compounded annually, such policy shall be deemed to be reasonably priced.

      11.3 Tenant shall not do anything, or permit anything to be done, in or about the Building or the Premises which would: (a) invalidate or be in conflict with the provisions of or cause any increase in the applicable rates for any fire or other insurance policies covering the Project or any property located therein; (b) result in a refusal by fire insurance companies of good standing to insure the Project or any such property in amounts reasonably satisfactory to Landlord; or (c) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association.

12. SUBORDINATION

      12.1 Without the necessity of any additional document, this Lease shall be subject and subordinate at all times to: (a) all reciprocal easement agreements and all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the Real Property or both, and
(b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, Real Property, ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated to this Lease any of the items referred to in clause (a) or (b) above. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant expressly waives the effect of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate the Lease if any foreclosure proceeding or sale occurs. Tenant covenants and agrees to execute and deliver a commercially reasonable attornment agreement, and any other additional documents evidencing the priority or subordination of this Lease with respect to ground leases, underlying leases, reciprocal easement agreements or similar documents or instruments, or the lien of any such mortgage or deed of trust. The provisions of this Article 12 shall be self-operative and no further instrument shall be required.

      With respect to any existing mortgage indebtedness or ground lease, Landlord agrees within fifteen (15) days from the date hereof to deliver to Tenant a non-disturbance agreement in a form reasonably acceptable to Tenant, executed by the holder of such mortgage indebtedness, and thereafter, at Tenant's request, Landlord agrees to use its best efforts to obtain a similar agreement from any subsequent holders of mortgage indebtedness against the Building. In addition, the subordination referenced in the foregoing paragraph shall not apply with respect to any subsequent mortgage or deed of trust if any holder of such mortgage or deed of trust refuses to provide to Tenant a commercially reasonable non-disturbance agreement.

      12.2 The Landlord's title is and always shall be paramount to the title of the Tenant and nothing contained in this Lease shall empower the Tenant to do any act which can, shall or may encumber the title of the Landlord.

13. INABILITY TO PERFORM

      13.1 If Landlord is unable to perform, or is delayed in performing, any construction, installations, decorations, repairs, alterations, additions or improvements under this Lease, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease, by reason of acts of God, terrorism, accidents, breakage, repairs, maintenance, strikes, lockouts, other labor disputes, inability to obtain utilities or materials or by any other reason beyond Landlord's reasonable control, then no such inability or delay by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent or Additional Charges, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience, annoyance, interruption, injury or loss to or interference with Tenant's business or use and occupancy or quiet enjoyment of the Premises or any loss or damage occasioned thereby. Tenant hereby waives and releases any right to terminate this Lease under
Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

      13.2 If subsequent to the Commencement Date (a) Landlord defaults in providing any material service it is required to provide to Tenant hereunder,
(b) the providing or not providing of such service is either (A) within the control of Landlord, or (B) not within the control of Landlord but covered by Landlord's rental interruption/income insurance, (c) Tenant, upon learning of the failure by Landlord immediately, notifies Landlord by delivering written notification to Landlord at the locations for notices set forth in Section 24 hereof, and (d) such service is not provided to Tenant for a period of five
(5) or more consecutive business days after Landlord's receipt of the written notice from Tenant and the lack of such service prevents or materially interferes with, the business carried on by Tenant in the Premises, then, subject to the provisions of Section 17.2 hereof, Base Rent shall abate until such service is resumed, such abatement to be based upon the extent to which such interruption of service shall interfere with the business carried on by Tenant in the Premises.

14. DESTRUCTION

      If the Premises or the Building are damaged by fire or other casualty, Landlord shall forthwith repair the same, provided that such repairs can be made within two hundred ten (210) days after the date of such damage under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof. In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Base Rent and Additional Charges while such repairs to be made hereunder by Landlord are being made. Such proportionate reduction shall be based upon the extent to which such damage and the making of such repairs by Landlord shall interfere with the business carried on by Tenant in the Premises. Within sixty (60) days after the date of such damage (or if Landlord proceeds diligently but is unable to meet its notice obligation in such sixty
(60) day period, Landlord shall have ninety (90) days from the date of such damage to provide such notice) Landlord shall notify Tenant whether or not such repairs can be made within two hundred ten (210) days after the date of such damage and Landlord's determination thereof shall be binding on Tenant. If such repairs cannot be made within two hundred ten (210) days from the date of such damage, Landlord shall have the option, within fifteen (15) after the date of Landlord's notice to Tenant of such determination either to: (i) notify Tenant of Landlord's intention to repair such damage and diligently prosecute such repairs, in which event this Lease shall continue in full force and effect and the Base Rent and Additional Charges shall be reduced as provided herein; or (ii) notify Tenant of Landlord's election to terminate this Lease as of a date specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after notice is given. In the event that such notice to terminate is given by Landlord, this Lease shall terminate on the date specified in such notice. In case of termination, the Base Rent and Additional Charges shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Base Rent and Additional Charges up to the date of termination based upon an estimate produced by Landlord, with a final settlement of Additional Charges to be completed after the end of the applicable Tax Year and/or Expense Year, in accordance with Article 5 above. Landlord agrees to refund to Tenant any Base Rent and Additional Charges previously paid for any period of time subsequent to such date of termination. The repairs to be made hereunder by Landlord shall not include, and Landlord shall not be required to repair, (i) any damage by fire or other cause to the personal property of Tenant, (ii) any damage caused by the negligence of Tenant, its contractors, agents, licensees or employees, or
(iii) any repairs or replacements of any paneling, decorations, railings, floor coverings, or any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant; provided, however, that if the repairs listed in subsections (i) through (iii) above are covered by Landlord's insurance carried on the Real Property, then Landlord shall be required to make such repairs pursuant to the provisions of this Section 14. Tenant hereby waives the provisions of Section 1932, subdivision 2, and
Section 1933, subdivision 4, of the Civil Code of California.

15. EMINENT DOMAIN

      15.1 If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date, provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises. If any material part of the Building shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, Landlord shall have the right to terminate this Lease by written notice to Tenant within thirty (30) days of the date of taking. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise; provided that Landlord shall have no claim to any portion of the award that is specifically allocable to Tenant's relocation expenses, loss of personal property, or the interruption of or damage to Tenant's business. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Base Rent and Additional Charges thereafter to be paid shall be equitably reduced.

      15.2 Notwithstanding any other provision of this Article 15, if a taking occurs with respect to all or any portion of the Premises for a limited period of time, this Lease shall remain unaffected thereby and Tenant shall continue to pay Base Rent and Additional Charges and to perform all of the terms, conditions and covenants of this Lease. In the event of any such temporary taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the Term up to the total Base Rent and Additional Charges owing by Tenant for the period of the taking, and Landlord shall be entitled to receive the balance of any award.

      15.3 Tenant hereby waives and releases any right to terminate this Lease in whole or in part under Sections 1265.120 and 1265.130 of the California Code of Civil Procedure or under any similar law, statute or ordinance now or hereafter in effect.

16. ASSIGNMENT AND SUBLETTING

      16.1 Tenant may not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of its interest in or rights with respect to the Premises or its leasehold estate hereunder (collectively, "Assignment"), or permit all or any portion of the Premises to be occupied by anyone other than itself or sublet all or any portion of the Premises (collectively, "Sublease"), or enter into any license or concession, without Landlord's prior written consent in each instance, which shall not be unreasonably withheld or delayed. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

                  (i) in Landlord's reasonable judgment the use of the Premises by the proposed assignee or subtenant would not be primarily for office purposes, would entail any alterations which would lessen the value of the leasehold improvements in the Premises, or would require materially increased services by Landlord or would cause Landlord to violate any other lease with another tenant of the Project or give any tenant in the Project a right to cancel its lease;

                  (ii) in Landlord's reasonable judgment, the financial worth of the proposed assignee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms;

                  (iii) in Landlord's reasonable judgment, the financial worth of the proposed subtenant is not sufficiently strong considering the nature of the obligations it is undertaking;

                  (iv) in Landlord's reasonable judgment, the proposed assignee or subtenant does not have a good reputation as a tenant of property;

                  (v) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant;

                  (vi) in Landlord's reasonable judgment, the Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in any other lease of space in the Building;

                  (vii) the proposed assignment or sublease involves a party who is a tenant in the Building or involves a party with whom Landlord is then negotiating for other space in the Building or with whom Landlord has negotiated for other space in the Building (which space remains available) during the six (6) months immediately preceding the request for Landlord's consent; provided, in each case, Landlord has available space in the Project that meets the party's contiguous square feet requirements;

                  (viii) there exists an uncured default by Tenant under this Lease, or Tenant has defaulted under this Lease (beyond any applicable cure or grace period) on two or more occasions during the twelve (12) months preceding the date that Tenant shall request consent;

                  (ix) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 16;

                  (x) in the case of a subletting of less than the entire Premises, if the subletting would result in demising of a floor of the Premises into more than two (2) subparcels or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Premises; or

                  (xi) the proposed assignee or subtenant is a governmental agency.

      16.2 If Tenant desires to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof for the balance of the Term, other than an Assignment or Sublease under Section 16.6, it shall give written notice (herein called "Notice of Proposed Transfer") to Landlord of its intention to do so, which notice shall state the terms and conditions under which Tenant is willing to enter into such proposed Assignment or Sublease.

      16.3 At any time within fifteen (15) business days after Landlord's receipt of the Notice of Proposed Transfer pursuant to Section 16.2, Landlord may by written notice to Tenant elect to terminate this Lease as to the portion (including all) of the Premises that is specified in the Notice of Proposed Transfer (the "Landlord Termination"), with a proportionate reduction in Base Rent. If Landlord does not elect the Landlord Termination, Tenant shall be entitled for a period of one hundred fifty (150) days following the expiration of Landlord's fifteen (15) business day period in which to make such election, to enter into an Assignment or Sublease of the Premises or portion thereof, subject to Landlord's prior written approval of the proposed subtenant or assignee (collectively, "Transferee"), which shall not be unreasonably withheld as provided above; provided, however, that any rent or other consideration realized by Tenant under any such Assignment or Sublease, in excess of the Base Rent and Additional Charges payable hereunder (or the amount thereof proportionate to the portion of the Premises subject to such Sublease or Assignment) and reasonable commissions and reasonable attorneys' fees and the cost of any Alterations (or allowances therefor) incurred in connection with such Sublease or Assignment, shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant. Tenant shall provide Landlord with such information regarding the proposed Transferee as Landlord may reasonably request and Landlord agrees that it will not unreasonably withhold or delay its approval of any proposed Transferee.

      16.4 No Sublease or Assignment by Tenant nor any consent by Landlord thereto shall relieve Tenant of any obligation to be performed by Tenant under this Lease. Any Sublease or Assignment that is not in compliance with this
Article 16 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of any Base Rent or other payments by Landlord from a proposed Transferee shall not constitute consent to such Sublease or Assignment by Landlord or a recognition of any Transferee, or a waiver by Landlord of any failure of Tenant or other Transferee to comply with this Article 16.

      16.5 Each Transferee under an Assignment (which for purposes of this Section 16.5 shall include without limitation, Tenant Affiliates and Tenant Successors, as defined in Section 16.6 below), shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Base Rent and Additional Charges, and for the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. Each Transferee under a Sublease shall be subject to all of the terms and provisions of this Lease unless such terms are specifically amended pursuant to the Sublease. No Assignment shall be binding on Landlord unless Tenant or Transferee shall deliver to Landlord a counterpart of the Assignment reasonably satisfactory in substance and form to Landlord, and consistent with the requirements of this
Section 16.6, but the failure or refusal of such Transferee to execute such instrument of assumption shall not release or discharge such Transferee from its liability as set forth above. Tenant shall reimburse Landlord within ten
(10) days of demand for any reasonable out-of-pocket costs that may be incurred by Landlord in connection with any proposed Sublease or Assignment, including, without limitation, the costs of making investigations as to the acceptability of the proposed Transferee and legal costs incurred in connection with the granting of any requested consent.

      16.6 Without limiting the above, and subject to all of the terms of Sections 16.5 and 16.6, no consent shall be required for an Assignment or Sublease to a Tenant Affiliate or Tenant Successor and there shall be no Landlord Termination right with respect to any such transfer. For purposes hereof, (i) "Tenant Affiliate" shall mean any corporation, partnership or other entity which controls, is controlled by or is under common control with Tenant, and (ii) "Tenant Successor" shall mean any entity which acquires all or substantially all of the stock or assets of Tenant or any entity into which Tenant may become merged or consolidated, provided at the time of assignment or subleasing the Tenant Affiliates' or Tenant Successors' then-current tangible net worth (as determined in accordance with generally accepted accounting principles consistently applied) equals or exceeds that of the Tenant as of the date of the execution of this Lease, as evidenced by the then-current financial statements delivered to Landlord with no material exceptions and no pending or contingent claims that would materially adversely affect the net worth of such successor corporation. "Control" in this context shall mean the right directly or indirectly to exercise in excess of fifty percent (50%) of the voting or governing power of an entity. Notwithstanding anything contained in this Section 16 to the contrary, Tenant may allow any Tenant Affiliate to use the Premises without such Tenant Affiliate entering into any formal Assignment or Sublease, so long as Tenant also occupies the Premises; and Tenant may from time to time during the Term permit certain individuals or entities ("Business Partners") with whom Tenant has a bona fide business relationship to occupy space within the Premises, provided that (i) Tenant does not separately demise such space, (ii) Tenant notifies Landlord in writing of the identity of such Business Partner prior to the occupancy of the Premises by such Business Partner, (iii) no more than eight (8) individuals occupy the Premises as a Business Partners at any one time, (iv) no Business Partner shall have the right to occupy the Premises for a term (including options) of more than six (6) months, and (v) Business Partners in the aggregate do not occupy more than one thousand two hundred (1,200) square feet of the Premises.

17. UTILITIES

      17.1 Landlord will furnish to the Premises (a) during the period from 7:00 a.m. to 6:00 p.m., Monday through Friday, except for New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and such other holidays as are generally recognized in San Francisco, California, and subject to reasonable rules and regulations from time to time established by Landlord, heating, air conditioning and ventilation in amounts required, in Landlord's reasonable judgment, for the normal first class use and occupancy of the Premises, (b) freight and passenger elevator service, (c) electric current in amounts required for normal lighting by building standard overhead fluorescent fixtures and for standard office equipment, and (d) water for lavatory and drinking purposes. It is understood that subject to Sections 17.2 and 17.3, such passenger elevator service, electric current and water will be available twenty-four
(24) hours a day, and freight elevator service will be available in accordance with the Rules and Regulations. For the term of the Lease, Landlord shall maintain in good condition and repair, and replace (as necessary) the power supply systems (including the UPS System and generator) that currently provide backup power to the Building and to the computer room areas of the Building (collectively, the "Backup Generator"). Notwithstanding the foregoing, if Landlord is required to replace a component of the Building Generator in order to maintain the same in good condition, then the total commercially reasonable costs and expenses paid or incurred by Landlord in connection with such replacement shall be amortized over a ten (10) year period, with an interest rate on the unamortized balance thereof of ten percent (10%) per annum, and such amortization with interest shall be included as an Expense in each of the Expense Years during which such amortization occurs, provided that Tenant may elect not to have Landlord replace such component by notifying Landlord in writing of such election within thirty (30) days of Landlord notifying Tenant in writing that such component is in need of replacement, in which event Landlord shall not be obligated to further maintain the Building Generator. If pursuant to the preceding sentence, Tenant elects not to have Landlord replace a component of the Building Generator, and Landlord nevertheless replaces such component, then such maintenance of the Building Generator from the time of Landlord's replacement shall not be included in Expenses. Landlord shall provide janitorial service consistent with first-class office buildings in the San Francisco financial district, and window washing as reasonably deemed necessary by Landlord. At Tenant's request, heating, ventilation and air conditioning ("HVAC") will be available at hours other than those specified above after twenty-four (24) hours notice to Landlord and upon Tenant's agreement to pay Landlord's charges (other than for chilled water) for such services. The charge for such non-standard HVAC shall be based upon Landlord's reasonable calculation of the actual cost to Landlord of providing such non-standard HVAC, and, as of the date hereof, the charge for after-hours use for the entire Building is One Hundred Eighteen Dollars ($118) per hour for HVAC and Forty Dollars ($40) for ventilation only. Tenant acknowledges that the Building has a central HVAC and if Tenant requests HVAC service to the Premises other than during Business Hours on Business Days, such HVAC service shall require running the HVAC for the entire Building.

      17.2 In the event any governmental entity promulgates or revises any statute, ordinance or building, fire or other code or imposes mandatory or reasonable voluntary controls or guidelines on Landlord or the Building or any part thereof, or Landlord's engineers propose reasonable guidelines or otherwise make recommendations, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease, or in the event Landlord is required or reasonably elects to make alterations or to perform maintenance with respect to, any part of the Project in order to comply with such mandatory or reasonable voluntary controls, guidelines or recommendations, such compliance, the making of such alterations and/or the performance of such maintenance shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Base Rent and Additional Charges reserved hereunder or to perform each of its other covenants hereunder or constitute or be construed as a constructive or other eviction of Tenant.

      17.3 Landlord shall provide the electrical current available to the Premises for both lighting and power (excluding the central heating, air conditioning and ventilating system) up to a demand load of 6.3 watts per rentable square foot. Without the prior written consent of Landlord, which Landlord may refuse in its sole discretion, Tenant shall not: (a) connect or use any electrical equipment that exceeds the capacity of the Building electrical system; (b) connect any apparatus, machine or device through electrical outlets except in the manner for which such outlets are designed and without the use of any device intended to increase the plug capacity of any electrical outlet; or (c) maintain at any time an electrical demand load in excess of 7 watts per rentable square foot. Landlord shall have the right to impose a reasonable charge, as determined by Landlord, for such excess use. Landlord shall have the right at any time to install an electric current meter in the Premises or otherwise to measure the amount of electric current consumed on the Premises, and the cost of such meter or other corrective measures and the installation and maintenance thereof shall be paid for by Landlord, unless same is requested by Tenant.

      17.4 The HVAC system for the Building is a variable air volume system with perimeter zone re-heat capability. It is designed to maintain a minimum of 68 degrees F at a outside dry bulb of 41 degrees; and a maximum of 76 degrees F at 50% relative humidity at an electrical load of 1.5 watts per rentable square foot for lighting (over and above base building and common equipment loads of 1.25 watts per rentable square foot) at a density of 1 person per 150 rentable square feet at a designed ambient temperature of 79 degree dry bulb and 63 degrees wet bulb. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning and ventilating system of the Building is affected by (a) Tenant's use of any lights, machines or equipment (other than ordinary office equipment), or (b) the occupancy of the Premises by more than one (1) person per 150 rentable square feet, Landlord shall have the right, unless Tenant ceases and desists from such usage or excess occupancy within five (5) days after written notice from Landlord, to install any machinery and equipment that Landlord reasonably deems necessary to restore temperature balance, including, without limitation, modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Tenant to Landlord within five (5) days after demand therefor by Landlord.

      17.5 Without the prior written consent of Landlord, which Landlord may not unreasonably withhold, Tenant shall not place or install in the Premises any machine, equipment, files or other load the weight of which shall exceed seventy-five (75) pounds per square foot, the normal load-bearing capacity of the floors of the Building; and if Landlord consents to the placement or installation of any such machine, equipment, files or other load in the Premises, Tenant at its sole cost and expense shall reinforce the floor of the Premises in the area of such placement or installation, pursuant to plans and specifications approved by Landlord (after review by Landlord's consultant, whose fees shall be paid by Tenant) and otherwise in compliance with Article 8, to the extent necessary to assure that no damage to the Premises or the Building or weakening of any structural supports will be occasioned thereby.

18. DEFAULT

      18.1 Any failure to pay any Base Rent or Additional Charges as and when due, or any failure to perform or comply with any covenant, condition or representation made under this Lease (including any exhibits hereto), shall constitute a default hereunder by Tenant, subject in the specific instances set forth below to the expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any default in the payment of Base Rent or Additional Charges; provided, however, that Landlord shall not be required to provide such notice regarding Tenant's failure to make such payments when due more than once during any twelve (12) month period, and any such failure by Tenant after Tenant has received one such notice in any twelve
(12) month period from Landlord shall constitute a default by Tenant hereunder without any requirement on the part of Landlord to give Tenant notice of such failure. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease, provided, however, if the nature of such default is such that it cannot reasonably be cured within a period of thirty (30) days, then Lessee shall not be in default hereunder if it shall commence the correction of such default so specified within said thirty (30) day period and diligently prosecute the same to completion.

      18.2 Any Sublease or Assignment that is not in compliance with Article 16 of this Lease shall constitute a default hereunder by Tenant, if such compliance continues for a period of five (5) days after written notice thereof.

      18.3 The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization, moratorium or other debtor relief act or statute, whether now existing or hereafter amended or enacted, shall also constitute a default under this Lease by Tenant, provided that in the event any such appointment or action is involuntary, the same shall not constitute a default if such action is dismissed within sixty (60) days following its filing.

      18.4 Upon the occurrence of a default by Tenant which is not cured by Tenant within the applicable grace period specified in Sections 18.1-18.3, Landlord shall have the following rights and remedies in addition to all other rights or remedies available to Landlord at law or in equity:

            (a) The rights and remedies provided by California Civil Code
Section 1951.2, including, but not limited to, the right to terminate Tenant's right to possession of the Premises and to recover the worth at the time of award of the amount by which the unpaid Base Rent and Additional Charges for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2.

            (b) The rights and remedies provided by California Civil Code
Section 1951.4 ("Landlord may continue lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations"), which allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession; acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession. If Landlord exercises its rights under California Civil Code
Section 1951.4, Landlord as attorney-in-fact for Tenant may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and upon such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting, Tenant shall be immediately liable for payment to Landlord of, in addition to Base Rent and Additional Charges due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the Base Rent and Additional Charges owing hereunder for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount to be paid as Base Rent and Additional Charges for the Premises for such period pursuant to such subletting. For all purposes set forth in this Subsection 18.3(b), Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord as attorney-in-fact for Tenant shall be construed as an election on Landlord's part to terminate this Lease or Tenant's right to possession unless a written notice of such intention is given to Tenant. No action taken by Landlord pursuant to this Subsection 18.3(b) shall be deemed a waiver of any default by Tenant and, notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

            (c) The right to have a receiver appointed for Tenant upon application by Landlord to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to Subsection 18.3(b) hereof.

19. LANDLORD'S RIGHT TO CURE TENANT'S DEFAULTS

      If Tenant shall default in the performance of its obligations and such default shall be continuing beyond any applicable grace period provided in this Lease, Landlord at any time thereafter and without notice may remedy such default for Tenant's account and at Tenant's expense without thereby waiving such default or any rights or remedies of Landlord on account of such default. Tenant shall pay to Landlord within ten (10) days of demand all sums expended by Landlord, or other costs, damages, expenses or liabilities incurred by Landlord, including, without limitation, reasonable attorneys' fees and costs, in remedying or attempting to remedy such default. Tenant's obligations under this Section 19.1 shall survive the termination of this Lease.

20. MORTGAGEE PROTECTION

      Tenant agrees to give any holder of any mortgage or deed of trust secured by the Real Property, by registered or certified mail, a copy of any notice of default served upon the

Landlord by Tenant, provided that, prior to such notice, Tenant has been notified in writing of the address of such holder of a mortgage or deed of trust. Tenant further agrees that if Landlord shall have failed to cure such default within ten (10) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the holder of any mortgage or deed of trust shall have an additional sixty (60) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of any mortgage or deed of trust has commenced within such sixty (60) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default). Notwithstanding the foregoing, in no event shall any holder of any mortgage or deed of trust have any obligation to cure any default of the Landlord.

21. INDEMNITY; INSURANCE

      21.1 Except to the extent arising out of the negligent acts or omissions or willful misconduct of Landlord, Tenant agrees to indemnify Landlord against and save Landlord harmless from any and all loss, cost, liability, damage and expense, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with or arising from: (i) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person or entity claiming through or under Tenant, or (ii) the condition on the Premises created by Tenant or any occurrence on the Premises from any cause whatsoever, or (iii) any acts, omissions or negligence of Tenant or of the contractors, agents, servants, employees, visitors, invitees or licensees of Tenant, in, on or about the Premises or the Building. Tenant's obligations under this Section
21.1 shall survive the termination of the Lease.

      21.2 Tenant shall procure at its cost and expense and keep in effect during the Term commercial general liability insurance, including contractual liability with a combined single limit of liability of not less than five million dollars ($5,000,000.00), and with no deductible. Such coverage shall be in a commercial general liability form with at least the following endorsements to the extent such endorsements are generally available: (i) including employees as additional insureds, (ii) providing for blanket contractual coverage, broad form property damage coverage and products completed operations coverage (where applicable), (iii) deleting any liquor liability exclusions, and (iv) providing for coverage of employee's automobile non-ownership liability. Such insurance shall name Landlord, Landlord's mortgagee, and any other party designated by Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant, shall provide that it is primary insurance and not excess over or contributory with any other valid, existing and applicable insurance covering the same loss carried by Landlord or any other party, shall provide for severability of interests, shall further provide that an act or omission of one of the named insureds which would void or otherwise reduce coverage shall not reduce or void the coverage as to any insured, shall afford coverage for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period, and shall provide that Landlord will receive thirty (30) days' written notice from the insurer prior to any cancellation or material change of coverage. Tenant shall deliver to Landlord a certificate or binder of such insurance reasonably satisfactory to Landlord on or before the Commencement Date, and thereafter at least ten (10) days before the expiration dates of expiring policies; and in the event

Tenant shall fail to procure such insurance, or to deliver such policies, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after delivery to Tenant of bills therefor. Tenant's compliance with the provisions of this
Section 21.2 shall in no way limit Tenant's liability under any provisions of
Section 21.1.

      21.3 Tenant shall be responsible, at its cost and expense, for separately insuring Tenant's Property.

      21.4 Tenant shall maintain Workers' Compensation Insurance as required by the applicable law.

      21.5 Notwithstanding anything to the contrary contained herein, Landlord and Tenant each hereby waive any right of recovery against the other party and against any other party maintaining a policy of insurance with respect to the Project or any portion thereof or the contents of any of the same, for any loss or damage covered by insurance maintained by such other party with respect to the Project or the Premises or any portion of any thereof or the contents of the same or any operation therein, whether or not such loss is caused by the fault or negligence of such other party. If any policy of insurance relating to the Premises carried by Tenant or Landlord does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, such party shall obtain from the insurer under such policy a waiver of all rights of subrogation the insurer might have against Landlord or any other party maintaining a policy of insurance covering the same loss, in connection with any claim, loss or damage covered by such policy.

      21.6 Landlord at its cost shall maintain on the Building a policy of standard fire and extended coverage insurance with theft, vandalism and malicious mischief endorsements, to the extent of the full replacement value of the Building without any deduction for depreciation.

22. LIMITATION OF LANDLORD'S LIABILITY

      Landlord shall not be responsible for or liable to Tenant and Tenant hereby waives all claims against Landlord for any injury, loss or damage to any person or property in or about the Premises by or from any cause whatsoever (other than Landlord's gross negligence or willful misconduct) including, without limitation, acts or omissions of persons occupying adjoining premises or any part of the Project adjacent to or connected with the Premises; theft; burst, stopped or leaking water, gas, sewer or steam pipes; or gas, fire, smoke, paint, polish, Environmental Activity, oil or electricity in, on or about the Premises or the Project.

23. ACCESS TO PREMISES

      Landlord reserves (for itself and any designated agent, representative, employee or contractor) the right to enter the Premises at all reasonable times and, except in cases of emergency and regularly scheduled service, after giving Tenant at least twenty-four (24) hours' advance notice, to inspect the Premises, to supply any service to be provided by Landlord hereunder, to show the Premises to prospective purchasers, mortgagees or, during the last year of the Term of this Lease, tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of the Building, without abatement of Base Rent or

Additional Charges, and may for that purpose erect, use and maintain necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Except to the extent arising out the negligence or willful misconduct of Landlord, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby. All locks for all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (reasonably designated by Tenant) shall at all times be keyed to the Building master system and Landlord shall at all times have and retain a key with which to unlock all of said doors. Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall provide free of charge to Tenant's employees key cards for access to the Building.

      Notwithstanding anything to the contrary contained herein, Tenant shall have the right to access the Premises and all common areas necessary to access the Premises twenty-four (24) hours a day, seven (7) days a week; provided, however, Landlord reserves the right to close and keep locked all entrance and exit doors of the Building outside of normal business hours on Business Days as Landlord may reasonably deem to be advisable for the protection of the property. If Landlord locks the Premises pursuant to the preceding sentence, Landlord shall provide an alternate mode of access to Tenant, Tenant's employees and Tenant's visitors pursuant to the Rules and Regulations attached hereto as EXHIBIT E, as may be modified from time to time. As used herein the term "Business Days" shall mean Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the San Francisco central business district area, provided further that any Friday after a Thursday Holiday (such as the Friday after Thanksgiving Day) and any Monday before a Tuesday Holiday shall not be deemed Holidays.

24. NOTICES

      Notices or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, (a) delivered personally, (b) sent by certified mail with a return receipt requested, (c) by facsimile with a confirmation receipt (and a copy sent by a commercial overnight courier that guarantees next day delivery), or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt:
(i) to Tenant at Tenant's address set forth in Article 1 hereof, or at any place where Tenant or any agent, officer or employee of Tenant may be found if sent subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises; or (ii) to Landlord at Landlord's address set forth in Article 1; or (iii) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article 24. Tenant may be required to give notice to Landlord's mortgagee pursuant to

Section 20 herein. Any such notice or other communication shall be deemed to have been rendered or given three (3) days after the date when it shall have been mailed if sent by certified mail, or upon actual receipt if sent by facsimile, or upon the date personal delivery is made, or upon actual delivery if sent by overnight courier.

25. NO WAIVER

      25.1 No failure either party hereto to insist upon the strict performance of any obligation of the other party under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Base Rent or Additional Charges during the continuance of any such breach, and no acceptance of the keys to or possession of the Premises prior to the expiration of the Term by any employee or agent of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease.

      25.2 Neither this Lease nor any term or provisions hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof. The consent of Landlord given in any instance under the terms of this Lease shall not relieve Tenant of any obligation to secure the consent of Landlord in any other or future instance under the terms of this Lease.

26. TENANT'S CERTIFICATES

      Tenant, at any time and from time to time upon not less than ten (10) days' prior written notice from Landlord, will execute, acknowledge and deliver to Landlord or to any party designated by Landlord, a certificate or estoppel of Tenant stating: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor), (b) the Commencement Date and Expiration Date of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not, to the best of Tenant's knowledge, there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (e) whether or not, to the best of Tenant's knowledge, there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Base Rent and Additional Charges and other charges under this Lease have been paid, and (g) any other information that may reasonably be required by any such person. Landlord, at any time and from time to time upon not less than ten (10) days' prior written notice from Tenant, will execute, acknowledge and deliver to Tenant or any party designated by Tenant, a certificate or estoppel of Landlord which may address the matter as referenced above. Any party requesting a certificate or estoppel pursuant to this Section 26 shall reimburse the other party, within ten (10) days demand, for any reasonable costs that may be incurred by such other party in connection with the review and confirmation of any such certificate or estoppel.

27. RULES AND REGULATIONS

      Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as EXHIBIT E and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord (the "Rules and Regulations"). Landlord shall have no duty to enforce the Rules and Regulations against, nor shall Landlord be responsible for the nonperformance of the Rules and Regulations by, any other tenant or occupant of the Project; provided, however, that Landlord shall endeavor to enforce the Rules and Regulations in a reasonable and non-discriminatory manner. In the event of any conflict between the terms, covenants, agreements and conditions of this Lease and the terms, covenants, agreements and conditions of the Rules and Regulations, this Lease shall control. Notwithstanding anything to the contrary contained in the Rules and Regulations, Tenant and Landlord hereby agree that Tenant, Tenant's employees and Tenant's visitors shall be permitted to store bikes (i) near the Building loading dock, and (ii) in the Additional Space (as defined below) provided Landlord is not leasing any space on the first floor of the Building to a tenant other than Tenant. Tenant, Tenant's employees and Tenant's visitors shall not be permitted to bring bikes in any other area of the Building.

28. TAXES PAYABLE BY TENANT

      In addition to the Base Rent and the Additional Charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord within ten (10) days of Landlord's written demand for any and all taxes payable by Landlord (other than net income taxes), whether or not now customary or within contemplation of the parties hereto, that are: (a) upon or measured by the Base Rent or Additional Charges payable hereunder, including, without limitation, any gross income tax or excise tax levied by the City, the State of California, the federal government or any other governmental body with respect to the receipt of such Base Rent or Additional Charges; (b) upon or in connection with the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (c) upon or measured by the cost or value of Tenant's Property; or (d) upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises. In the event that it is not lawful for Tenant to so reimburse Landlord, the Base Rent and the Additional Charges payable to Landlord under this Lease shall be revised so that Landlord receives the same net Base Rent and Additional Charges after imposition of any such tax upon Landlord, as Landlord would have received prior to the imposition of any such tax. None of the kinds of taxes described in this Article 28 and imposed with respect to this Lease or any other lease of any portion of the Building shall be included within the definition of Taxes in Article 5 of this Lease. Landlord and Tenant acknowledge that the term "taxes" as used in this Article shall mean any levies, fees, charges or other impositions imposed by any governmental entity. If and to the extent that any portion of the Alterations is assessed to Landlord as a part of the Building, Tenant shall pay to Landlord any additional taxes actually payable by Landlord by reason of the fact that the Alterations are not separately assessed to Tenant. For the purpose of making this allocation, the parties shall seek access to the assessor's field notes and any other information available to the parties, that would be helpful in making such allocation.

29. SECURITY DEPOSIT

      29.1 Upon written removal of the condition contained in Section 48 hereof, Tenant shall deposit with Landlord a security deposit (" Security Deposit") in cash in an amount equal to Fifty Seven Thousand Six Hundred Five and 52/100 Dollars ($57,605.52), as security for the faithful performance and observation by Tenant of the terms, covenants and conditions of this Lease. On the dates specified below, the Security Deposit shall be increased as follows:

      - On the date Tenant commences any work on the Premises, the Security Deposit shall be increased by Two Hundred Thirty Thousand Four Hundred Twenty Two and 08/100 Dollars ($230,422.08) to Two Hundred Eighty Eight Thousand Twenty Seven and 60/100 Dollars ($288,027.60);

      - On the date Tenant commences occupancy of the Premises, the Security Deposit shall be further increased by One Hundred Seventy Two Thousand Eight Hundred Sixteen and 56/100 Dollars
            ($172,816.56) to Four Hundred Sixty Thousand Eight Hundred Forty Four and 16/100 Dollars ($460,844.16);

      - On January 1, 2006, the Security Deposit shall be further increased by One Hundred Fifteen Thousand Two Hundred Eleven and 04/100 Dollars ($115,211.04) to Five Hundred Seventy Six Thousand Fifty Five and 20/100 Dollars ($576,055.20).

      29.2 Landlord shall not be required to keep the Security Deposit separate from its general accounts. Tenant shall not be entitled to interest on the Security Deposit. If Tenant defaults (beyond any applicable cure or grace period) in respect of any of the terms, covenants or conditions of this Lease, including without limitation the payment of rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Base Rent or any other sum as to which Tenant is in default, including, without limitation, (a) any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants or conditions of this Lease, or to compensate Landlord for any loss or damage which Landlord may suffer thereby, and/or (b) any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit, Tenant, within ten (10) days of Landlord's demand, shall immediately deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. The Security Deposit shall be returned to Tenant after the Expiration Date and after delivery of the entire possession of the Premises to Landlord in the manner required by this Lease, except so much thereof as is applied by Landlord for the matters set forth above. Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant's obligations to pay rent hereunder. In the event of any conveyance of title to the Building, Landlord shall have the right to transfer the Security Deposit to the new landlord, and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit. Provided the Security Deposit has been so transferred, Tenant shall look solely to the new landlord for the return of the Security Deposit. The provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants and agrees that it shall not assign or encumber or attempt to assign or encumber the Security

Deposit and neither Landlord or its successors or assignees shall be bound by any such agreement, encumbrance, attempted assignment or attempted encumbrance.

      29.3 In lieu of the cash Security Deposit described in Section 29.1 above, the Security Deposit to be delivered by Tenant to Landlord may be in the form of an irrevocable letter of credit (the "Letter of Credit") (or Tenant may substitute the Letter of Credit at any time during the Term for the cash Security Deposit previously delivered) issued to Landlord, as beneficiary, in form and substance satisfactory to Landlord, by a bank (an "Approved Bank") reasonably approved by Landlord qualified to transact banking business in California with an office in the City and County of San Francisco at which drafts drawn on the Letter of Credit may be presented for payment. Landlord hereby approves each of Silicon Valley Bank, Bank of America, N.A., Wells Fargo Bank, N.A., and J.P. Morgan Chase as an Approved Bank. The amount of the Letter of Credit shall be increased on the appropriate dates to match the increases in the Security Deposit on the dates specified in Section 29.1 and may be decreased to match the reductions in the Security Deposit specified in Section 29.6 on the dates specified in Section 29.6. The Security Deposit shall at all times either be exclusively in the form of a cash Security Deposit or exclusively in the form of a Letter of Credit. All fees for the maintenance of the Letter of Credit shall be at Tenant's sole cost. The full amount of the Letter of Credit as required by Sections 29.1 and 29.6 hereof, shall be available to Landlord upon presentation of Landlord's sight draft accompanied only by the Letter of Credit and Landlord's signed statement that Landlord is entitled to draw on the Letter of Credit pursuant to this Lease. Tenant shall maintain the Letter of Credit for the entire Term of this Lease and any extension thereof, subject only to reduction in the amount of the Letter of Credit as provided herein (provided, that, Tenant may at any time substitute a cash Security Deposit for the Letter of Credit, and upon such substitution Landlord shall return the Letter of Credit to Tenant). The Letter of Credit shall expressly state that the Letter of Credit and the right to draw thereunder may be transferred or assigned by Landlord to any successor or assignee of Landlord under this Lease. Tenant shall pay any fees related to the issuance or amendment of the Letter of Credit, except that Tenant shall not be required to pay any fees related to any transfer of the Letter of Credit requested by Landlord.

      29.4 The Letter of Credit shall also provide that it shall be deemed automatically renewed, without amendment (except for any reductions permitted under Section 29.6), for consecutive periods of one (1) year each during the term of this Lease (plus a period of thirty (30) days after the Expiration
Date), unless the Approved Bank sends written notice ("Issuer Notice") to Landlord by any method specified in Article 24 above, not less than sixty (60) days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed. If Landlord receives an Issuer Notice, and not later than thirty (30) days prior to the expiry date of the Letter of Credit Tenant fails to furnish Landlord with a replacement Letter of Credit pursuant to the terms and conditions of this Section 29.3, then Landlord shall have the right to draw the full amount of the Letter of Credit, by sight draft, and shall hold the proceeds of the Letter of Credit as a cash Security Deposit pursuant to the terms and conditions of Section 29.1 above.

      29.5 Notwithstanding anything to the contrary contained herein, in the event Landlord draws on the Letter of Credit due to Tenant's failure to renew the Letter of Credit, (i) Tenant shall be entitled at any time thereafter to restore the Letter of Credit (at which time Landlord shall return the cash Security Deposit to Tenant), and (ii) provided Landlord has drawn down on the Letter of Credit, Tenant's failure to renew the Letter of Credit shall not be deemed a default hereunder. Landlord shall only draw upon the Letter of Credit to the extent permitted under this Article 29.

      29.6 Provided that, as of the dates specified below (i) Tenant has not assigned this Lease or sublet more than fifty percent (50%) of the total Rentable Area of the Premises (other than an Assignment or Sublease to a Tenant Affiliate or Tenant Successor), and (ii) Tenant is not then in default hereunder (beyond any applicable cure or grace period), the Security Deposit shall be reduced as follows:

      - On February 1, 2007, to an amount equal to Four Hundred Sixty Thousand Eight Hundred Forty Four and 16/100 Dollars
            ($460,844.16);

      - On February 1, 2008, to an amount equal to Three Hundred Forty Five Thousand Six Hundred Thirty Three and 12/100 Dollars ($345,633.12);

      - On February 1, 2009, to an amount equal to Two Hundred Thirty Thousand Four Hundred Twenty Two and 08/100 Dollars ($230,422.08); and

      - On February 1, 2010, to an amount equal to One Hundred Twenty Three Thousand One Hundred Seventeen and 68/100 Dollars ($123,117.68).

30. AUTHORITY

      Each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of Tenant are authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties. Each of the persons executing this Lease on behalf of Landlord does hereby covenant and warrant that Landlord is a duly authorized and existing entity, that Landlord has and is qualified to do business in California, that Landlord has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of Landlord are authorized to do so.

31. PUBLIC TRANSIT INFORMATION

      Tenant shall establish and carry on during the Term a program to encourage use of public transportation by personnel of Tenant employed on the Premises.

32. SIGNAGE AND BUILDING NAMING RIGHTS

      Tenant will receive, at Landlord's sole cost and expense, standard directory signage in the main lobby of the Building and signage on each floor of the Building. Tenant shall be allowed (i) Building signage, (ii) to use its graphics at the entrance to its Premises within the Building , and (iii) a banner sign on the exterior of the Building, which banner sign shall be placed in the same location as the current banner signage existing on the exterior of the Building and shall read "PlanetOut" or such other business name as Tenant may elect from time to time (the "Exterior Signage"), each subject to Landlord prior approval in its sole discretion and provided, that, Tenant complies, at its sole cost and expense, with all laws, statutes, ordinances and governmental rules, regulations and requirements applicable to such signage. All of the foregoing signs shall be referred to collectively as the "Tenant Signage". In addition, Tenant shall have the right to have the Building renamed the "PlanetOut Building" or such other name as may be proposed by Tenant (so long as such other name refers to Tenant and is approved by Landlord in its sole discretion). Notwithstanding the foregoing, the rights to have the Building named after Tenant as provided in this Section 32 shall be personal to the original Tenant (and any Tenant Successor) named under the Lease (together, "Original Tenant") and may not be transferred to any other party. Landlord hereby approves Tenant's use of the name "PlanetOut" and the current PlanetOut logo on the Tenant Signage. In the event that the name of the Tenant changes in any way or manner, whether as a result of the merger of Tenant or otherwise, Tenant shall have the right to change the Tenant Signage, at Tenant's sole cost and expense, to reflect such new name, subject to Landlord prior approval in its reasonable discretion. In addition, if at any time the rentable square feet of the Premises leased by Tenant decreases to less than two (2) full floors of the Building, Original Tenant shall no longer be entitled to the Exterior Signage or the Building naming rights provided in this Section 32.

33. PARKING

      For the Term of this Lease, Tenant shall have the right to rent from Landlord on a monthly basis up to twelve (12) unreserved parking spaces in the Levi's Plaza Garage (located at 101 Lombard Street) that are accessible to Tenant during the business hours of the Levi's Plaza Garage. All spaces shall be rented by Tenant at the then prevailing monthly rate established by Landlord from time to time or Landlord's agents for such parking access. As of the date hereof, the prevailing monthly rate for parking spaces is Two Hundred Twenty-Five Dollars ($225) per month for unreserved spaces, Two Hundred Fifty Dollars ($250) per reserved space, and Three Hundred Dollars ($300) per month for twenty-four (24) hour access spaces. Notwithstanding the foregoing, from Commencement Date through the third (3rd) anniversary of the Commencement Date, Tenant shall not be required to pay monthly rent on six (6) of the twelve (12) unreserved parking spaces granted to Tenant pursuant to this
Article 33 and such six (6) unreserved parking spaces shall be accessible to Tenant twenty-four (24) hours a day and seven (7) days a week. Tenant shall be responsible for any taxes imposed by any governmental authority in connection with such spaces, which taxes shall be included in the monthly rate. Tenant's continued right to use such parking spaces is conditioned upon Tenant and Tenant's employees abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the parking facility, and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the parking facility for purposes of permitting or facilitating any such maintenance, construction, alterations or improvements, provided, however, that Landlord shall not reduce the number of unreserved parking spaces made available to Tenant, and notwithstanding the foregoing. Landlord may totally or partially delegate its responsibilities hereunder to a parking operator in which case such operator shall have the rights of control as delegated by Landlord. The parking spaces rented by Tenant pursuant to this Section are provided to Tenant solely for use by Tenant's own personnel (not including Tenant's invitees and guests) and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval. Minimum garage hours are presently 6:00 a.m. to 10:00 p.m., Monday through Friday.



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
34. BROKERS

      Neither Tenant nor Landlord have had any contact or dealings regarding the leasing of the Premises, or any communication in connection with the subject matter of this transaction, through any real estate broker or other person who can claim a right to a commission or finder's fee in connection with the lease, except for The CAC Group, which represents Landlord and The Staubach Company ("Staubach"), which represents Tenant. CAC Group's commissions or fees shall be provided for pursuant to a separate agreement between Landlord and CAC Group. In addition, Landlord shall pay a fee to Staubach at the rate of One and 50/100 Dollars ($1.50) per rentable square foot per year not to exceed Ten Dollars ($10.00) per rentable square foot in the aggregate (the "Staubach Fee"). Upon full execution of this Lease by Landlord and Tenant, Landlord shall pay fifty percent (50%) of the Staubach Fee to Staubach. On the date that Tenant commences occupancy of the Premises, Landlord shall pay the remaining fifty percent (50%) of the Staubach Fee to Staubach. In the event that Staubach makes a claim for a commission or finder's fee in excess of the Staubach Fee, Tenant shall be responsible for said commission or fee and all costs and expenses (including reasonable attorneys' fees) incurred by the Landlord in defending against the same. In the event that any other broker or finder other than the CAC Group or Staubach makes a claim for a commission or finder's fee based upon any contract, dealings or communication, the party whose conduct is the basis for the broker or finder making its claim shall be responsible for said commission or fee and all costs and expenses (including reasonable attorneys' fees) incurred by the other party in defending against the same.

35. OPTION TO EXTEND

      35.1 So long as Tenant, or a Tenant Affiliate, Tenant Successor and/or Business Partner subject to all the terms and conditions of Sections 16.5 and
16.6 above, occupies collectively at least two (2) contiguous floors of the Premises, Tenant shall have one option ("Extension Option") to extend the term of this Lease with respect to the entirety of the Premises for a period of five (5) years from the Expiration Date (the "Extension Period"), subject to the following conditions:

            (a) The option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than fifteen (15) months nor less than nine (9) months prior to the Expiration Date.

            (b) Tenant shall accept the Premises on an "AS-IS" basis.

            (c) Anything herein to the contrary notwithstanding, if Tenant is in default (beyond any applicable cure or grace period) under any of the terms, covenants or conditions of this Lease, either at the time Tenant exercises the Extension Option or at any time thereafter prior to or upon the commencement date of the Extension Period, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate this option to extend upon notice to Tenant.

      35.2 In the event the Extension Option is exercised in a timely fashion, the Lease shall be extended for the Term of the Extension Period upon all of the terms and conditions of this


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
Lease, provided that the Base Rent for the Extension Period shall be the "Fair Market Rent" for the Premises. For purposes hereof, "Fair Market Rent" shall mean one hundred percent (100%) of the then prevailing rental rate per square foot, including, without limitation, base rent, additional rent and all other monetary payments and escalations, agreed to be paid by tenants generally for first class space in a condition (including the state of build out) and location (within the Building and any comparison buildings) comparable to the Premises in comparable first class buildings in the San Francisco financial and north waterfront districts and for comparable terms, pursuant to leases entered into by such other tenants for substantially comparable-size space, and considering the age and amenities of any comparison buildings and the views afforded by any comparison space, and any tenant improvement allowances and similar items granted in connection therewith. The Base Year for the Extension Period shall be the calendar year 2012.

      35.3 Not later than six (6) months prior to the Expiration Date, Landlord shall notify Tenant in writing of Landlord's good faith estimate of the Base Rent for the Extension Period, based on the provisions of Section
35.2 above. Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either to (a) accept Landlord's statement of Fair Market Rent as the Base Rent for the Extension Period; or
(b) elect to determine the Fair Market Rent pursuant to an appraisal process to be conducted pursuant to the provisions of Section 35.4 below (the "appraisal"). Failure on the part of Tenant to elect such appraisal process within such thirty (30) day period shall constitute acceptance of the Base Rent for the Extension Period as calculated by Landlord. If Tenant elects to determinate the Fair Market Rent pursuant to the appraisal process, the appraisal shall be concluded within ninety (90) days after the date of Tenant's election, subject to extension for an additional thirty (30) day period if a third appraiser is required and does not act in a timely manner. To the extent that the appraisal has not been completed prior to the expiration of any preceding period for which Base Rent has been determined, Tenant shall pay Base Rent at the rate calculated by Landlord, with an adjustment to be made once Fair Market Rent is ultimately determined by such appraisal.

      35.4 In the event that Tenant elects to determine the Fair Market Rent pursuant to an appraisal process, the appraisal shall be conducted as follows:

            (a) Tenant shall make a demand for an appraisal in writing within thirty (30) days after service of Landlord's determination of Fair Market Rent given under Section 35.3 above, specifying therein the name and address of the person to act as the appraiser on its behalf. The appraiser shall be qualified as a real estate appraiser (and shall be a member of the American Institute of Real Estate Appraisers (MAI) or any comparable successor organization) with at least ten (10) years professional experience or a real estate broker with at least ten (10) years professional experience and shall be familiar with the rental value of first-class commercial office space in the San Francisco financial and north waterfront districts. Failure on the part of Tenant to make a proper demand and appointment in a timely manner for such appraisal shall constitute a waiver of the right thereto. Within fifteen (15) days after the service of the demand for such appraisal, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as the appraiser on its behalf who shall be similarly qualified.

            (b) In the event that two appraisers are chosen pursuant to
Section 35.3 above, the appraisers so chosen shall, within fifteen (15) days after the second appraiser is appointed, determine the Fair Market Rent. If the two appraisers are unable to agree upon a determination of Fair Market Rent within such fifteen (15) day period, they, themselves, shall appoint a third appraiser, who shall be a competent and impartial person with qualifications similar to those required of the first two appraisers pursuant to Section 35.3 above. In the event they are unable to agree upon such appointment within seven (7) days after expiration of said fifteen (15) day period, the third appraiser shall be selected by the parties themselves, if they can agree thereon, within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the Superior Court in and for the City and County of San Francisco, acting in his private and not in his official capacity, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment.

            (c) Where the Fair Market Rental Value cannot be resolved by agreement between the two appraisers selected by Landlord and Tenant or settlement between the parties during the course of the appraisal process, the Fair Market Rental Value shall be determined by the three appraisers within fifteen (15) days of the appointment of the third appraiser in accordance with the following procedure: The appraiser selected by each of the parties shall state in writing his or her determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The appraisers shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third appraiser shall be to select which of the two proposed resolutions most closely approximates his or her determination of the Fair Market Rent. The third appraiser shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as most closely approximating his or her determination shall constitute the decision of the appraisers and be final and binding upon the parties.

            (d) In the event of a failure, refusal or inability of any appraiser to act, his or her successor shall be appointed by him or her, but in the case of the third appraiser, his or her successor shall be appointed in the same manner as provided for appointment of the third appraiser. Any decision in which the appraiser appointed by Landlord and the appraiser appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective appraiser and both shall share the fee and expenses of the third appraiser, if any.

36. AMERICANS WITH DISABILITIES ACT ("ADA") AND SIMILAR ACTS

      Notwithstanding anything to the contrary contained herein or in the Lease, Tenant, at its sole cost and expense, shall (i) cause all alterations, additions, improvements and repairs to the Premises to comply with the provisions of the ADA, Title 24 of the California Administrative Code, and other similar federal, state, and local laws and regulations, including, without limitation, any alterations required under the ADA for the purposes of "public accommodations" (as that term is used in the ADA), and (ii) reimburse Landlord upon demand for any and all costs and expenses incurred by Landlord to comply with ADA, Title 24, or such similar federal, state, or local laws and regulations in any other portion of the Building in which the Premises are located arising out of Tenant's use of or construction in the Premises. Except as provided above, Tenant shall have no responsibility to comply with such laws in portions of the Building outside of the Premises, but rather Landlord, at its sole cost and expense, shall be responsible for such compliance in the common areas of the Building and the Project. Notwithstanding the foregoing, Landlord shall complete the Landlord Work (as defined in the Work Letter) in accordance with and at the times specified in the Work Letter at Landlord's sole cost and expense, even if the same conflicts with the provisions of this Section 36. Any work required to be done by Landlord for compliance shall be completed by the Commencement Date.

37. HAZARDOUS SUBSTANCE DISCLOSURE

      California law requires landlords to disclose to tenants the existence of certain Hazardous Materials. Accordingly, the existence of gasoline and other automotive fluids, asbestos containing materials, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items must be disclosed. Gasoline and other automotive fluids are found in the garage areas of the Project. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain Hazardous Materials. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain Hazardous Materials. The Building may from time to time be exposed to tobacco smoke. Building occupants and other persons entering the Building from time to time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain Hazardous Materials. By its execution of this Lease, Tenant acknowledges that the notice set forth hereinabove shall constitute the notice required under California Health and Safety Code Section 25915.5.

38. NO REPRESENTATIONS BY LANDLORD

      Landlord and Landlord's agents have made no representations, warranties or promises, express or implied with respect to the condition of the Real Property, the Premises, the existing fixtures or the Building Systems serving the Premises or as to any other thing or fact related thereto except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein.

39. SURRENDER

      Tenant shall at the end of the Term surrender to Landlord the Premises and all alterations, additions and improvements thereto in broom clean condition and otherwise in the same condition as when received, ordinary wear and tear and damage due to casualty excepted (other than to the extent Tenant is required to repair such condition). Subject to Landlord's right to require removal pursuant to Section 8.3 above, all improvements installed in the Premises by Tenant, shall, without compensation to Tenant, then become Landlord's property free and clear of all claims to or against them by Tenant or any third person, and Tenant shall defend and indemnify Landlord against all liability and loss arising from such claims or from Landlord's exercise of the rights conferred by this Article 39.

40. LANDLORD'S LIABILITY; SALE OF BUILDING

      The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Building at the time in question. Tenant acknowledges and agrees that the liability of Landlord with respect to its obligations under this Lease, or arising in connection with the ownership, operation, management, leasing, repair, renovation, alteration or any other matter relating to the Building or the Premises, is limited to Landlord's interest in the Building, and the rents, proceeds and profits derived therefrom, and Tenant agrees to look solely to Landlord's interest in the Building and the rents, proceeds and profits derived therefrom, to satisfy any claim or judgment against or any liability or obligation of Landlord to Tenant under this Lease. In no event shall any partner, officer, director, employee, trustee, beneficiary, advisor, investment manager, manager, agent, member, advisor, or shareholder of Landlord have any personal liability to Tenant with respect to any liability or obligation of Landlord to Tenant, and no recourse shall be had by Tenant against any such parties or the assets of any such parties to satisfy any claim or judgment of Tenant for Landlord's breach of any of its obligations under this Lease. In addition, in the event of any conveyance of title to the Building, Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance.

      40.1 Without limiting the foregoing, it is expressly understood and agreed that Morgan Stanley ("Morgan Stanley"), as the sole member of a limited liability company that is one of the partners in the entity constituting Landlord, is acting solely on behalf and for the benefit of Separate Account No. PPF-JV870 and any liability Morgan Stanley may have hereinunder shall be limited to, and payable and collectible only out of, assets allocated to, or held by Morgan Stanley for the benefit of Separate Account No. PPF-JV870 (including, without limitation, the subject property) and no other property or asset of Morgan Stanley, or its employees, shareholders, contractholders or policyholders, shall be subject to any lien, levy, execution, setoff or other enforcement procedure for satisfaction of any right or remedy of Landlord in connection with the transaction contemplated hereby.

41. SECURITY

      Throughout the term of the Lease, Landlord shall provide security to the Building that consists of twenty-four (24) hours a day and seven (7) days a week (i) security cameras and alarms monitoring the Building, and (ii) card key only access to the Building outside of ordinary business hours and on Holidays. From the Effective Date and continuing throughout the Term, Landlord shall provide two (2) security guards patrolling the Project twenty-four (24) hours a day and seven (7) days a week; provided, however, that at any time after the fourth (4th) anniversary of the Effective Date, if the Project is less than fifty percent (50%) occupied, Landlord, upon not less than thirty
(30) days notice to Tenant, Landlord may reduce the number of security guards patrolling the Project to one (1) security guard. In addition, throughout the Term, during the period beginning approximately thirty (30) minutes before sundown and ending at 9:00 p.m. on Business Days, Landlord shall arrange for one escort to accompany Tenant's employees and visitors as they walk from the Building to locations in the Project or the street entrance of the Levi's Plaza Garage at 101 Lombard Street. Tenant shall call Building security or such other party as Landlord may designate in writing from time to time, to request the accompaniment of an escort. The response time of such escorts shall be reasonably prompt in comparison with the response time for similar escort services at comparable buildings. Use of the escort service shall be subject to such reasonable rules and procedures as Landlord may establish and change in its reasonable discretion, from time to time. Notwithstanding the foregoing, if, after consultation with Tenant, Landlord reasonably determines that Tenant is not using such escort service except to an insubstantial degree, or that one or more alternative services then being made available to Tenant, by Landlord or otherwise (such as the shuttle service described in Article 42 below), are collectively providing substantially the same benefit to Tenant as that provided by the escort service, Landlord may temporarily or permanently reduce or terminate such escort service.

      Notwithstanding the provisions of this Article 41, Tenant acknowledges and agrees that neither Landlord's agreement to provide such security services nor Landlord's actual provision of the same pursuant to this Lease shall directly or indirectly create any liability (and Tenant hereby waives any claim based on any such liability) on the part of Landlord to Tenant, any persons occupying or visiting the Premises or the Building, or any other person or entity with respect to any loss by theft, injury or loss of life, or any other damage suffered or incurred in connection with any entry into the Premises or any other breach of security with respect to the Premises or the Building.

42. SHUTTLE SERVICE

      During the term of this Lease and any renewal periods, Landlord shall provide Tenant's employees, sublessees, and visitors with use of the Levi's Plaza shuttle service system at no cost to Tenant. Such shuttle shall run only on Business Days and pursuant to approximately the following schedule: every twenty (20) minutes from 6:30 a.m. to 9:00 a.m. and 4:30 p.m. to 7:00 p.m. and every forty (40) minutes from 9:00 a.m. to 4:30 p.m.. Such shuttle service shall be subject to such rules and procedures as Landlord may reasonably impose, in its sole discretion, from time to time. Notwithstanding the foregoing, if, after consultation with Tenant, Landlord reasonably determines that Tenant is not using such shuttle service except to an insubstantial degree, then, Landlord may temporarily or permanently reduce or terminate such shuttle service; provided, however, that prior to Landlord temporarily or permanently reducing or terminating the shuttle service, Landlord shall first notify Tenant of its intention to terminate the shuttle service by its employees, subtenant and visitors. Landlord shall then re-evaluate (based on the standard set forth in the prior sentence) whether to reduce or terminate such shuttle service.

43. CAFETERIA

      Tenant shall have the right to access the Levi Strauss Cafeteria at the Project at any time in which the Levi Strauss Cafeteria is designated by Levi Strauss as open for use by Tenant. Tenant's access and use of the Levi Strauss Cafeteria shall be subject to the Rules and Regulations of the Building, which Rules and Regulations are subject to change as determined by Landlord, in its sole discretion, from time to time.

44. RIGHT OF FIRST OFFER

      44.1 During the term of this Lease (the "First Offer Period"), Landlord grants to the Original Tenant (as defined in Article 32 hereof) a one time right of first offer to lease the remainder of the First Floor space in the Building once such space becomes available in its entirety for lease to third party tenants during the First Offer Period (the "First Offer Space"). This right of first offer may only be exercised by the Original Tenant if it occupies the entire Premises. Notwithstanding the foregoing, such right of first offer shall be subordinate to any and all rights of existing tenants in the Project and any renewals or expansions currently negotiated with such existing tenants (collectively, the "Superior Right Holders"). The Original Tenant's right of first offer shall be on the terms and conditions set forth in this Section 45.

      44.2 Procedure for Offer. During the First Offer Period, Landlord shall notify the Original Tenant (the "First Offer Notice") when First Offer Space becomes available for lease to third parties, provided that no Superior Right Holder wishes to lease such space and that such right of first offer has not otherwise terminated as set forth in Section 44.5 below or as otherwise set forth in this Section 44. Pursuant to such First Offer Notice, Landlord shall offer to lease to the Original Tenant the then available First Offer Space. The First Offer Notice shall describe the space so offered to the Original Tenant and shall set forth the base rent and additional rent, the term for such lease of space, and the other material economic terms and other lease terms upon which Landlord is willing to lease such space to Tenant. The terms and conditions contained in the First Offer Notice shall be based upon the then prevailing fair market rent and economic terms. The Original Tenant acknowledges and agrees that during the First Offer Period and in connection with this right of first offer, Landlord shall have the right to request from the Original Tenant copies of financial statements, and based on such financial information, to include within the First Offer Notice such economic terms as Landlord deems appropriate, including without limitation, a security deposit or a lease guaranty.

      44.3 Procedure for Acceptance. If the Original Tenant wishes to exercise the Original Tenant's right of first offer with respect to the space described in the First Offer Notice, then within seven (7) business days after delivery of the First Offer Notice to the Original Tenant, the Original Tenant shall deliver notice to Landlord of the Original Tenant's intention to exercise its right of first offer with respect to the entire space described in the First Offer Notice either on the terms contained in the First Offer Notice or on terms to be negotiated between Landlord and the Original Tenant as provided herein (the "Exercise Notice"). If the Original Tenant does not so notify Landlord within such seven (7) business day period, the right of first offer shall terminate and the Original Tenant shall have no further right of first offer under this Section 44 with respect to the particular First Offer Space set forth in the First Offer Notice. Notwithstanding anything to the contrary contained herein, the Original Tenant must elect to exercise its right of first offer, if at all, with respect to all of the First Offer Space offered by Landlord to the Original Tenant, and the Original Tenant may not elect to lease only a portion thereof. If the Original Tenant does not elect to exercise its right of first offer with respect to all of the First Offer Space then offered by Landlord, the right of first offer shall terminate and the Original Tenant shall have no further right of first offer. In the event that the Original Tenant does deliver an Exercise Notice to Landlord within the seven (7) business day period, and the Exercise Notice states that such exercise shall be on terms to be negotiated between Landlord and the Original Tenant, then Landlord and the Original Tenant agree to negotiate in good faith for a period of up to twenty

(20) days after Landlord's receipt of the Exercise Notice to determine the rent and other material economic terms and other lease terms for the space described in the First Offer Notice based on the then prevailing fair market rent and economic terms. If Landlord and the Original Tenant cannot in good faith agree upon the rent and other material economic terms and other lease terms for the space described in the First Offer Notice within such twenty (20) day period, then Landlord shall be free to lease the space described in the First Offer Notice to any third party, the right of first offer shall terminate and the Original Tenant shall have no further right of first offer. Landlord and the Original Tenant acknowledge and agree that the determination of the rent and other material economic terms and lease terms for the space described in the First Offer Notice shall not be subject to arbitration or other judicial determination in the event that Landlord and the Original Tenant are unable to agree thereon; provided, however, nothing contained herein shall excuse either Landlord's or the Original Tenant's obligation to act in good faith.

      44.4 Execution of Lease. If the Original Tenant timely exercises its right to lease the space described in the First Offer Notice, Landlord and the Original Tenant shall within thirty (30) days thereafter execute a lease agreement for such First Offer Space upon the terms and conditions set forth in the First Offer Notice or as otherwise negotiated between Landlord and Tenant as provided in subsection (b) above. Tenant shall commence payment of rent for the space described in the First Offer Notice and the term of such First Offer Space shall commence ("First Offer Commencement Date") upon the date set forth in the First Offer Notice or as otherwise negotiated between Landlord and Tenant as provided in subsection (b) above.

      44.5 Termination of Right of First Offer. Notwithstanding anything to the contrary contained herein, if any default exists under this Lease beyond any applicable cure period either at the time Tenant exercises the right of first offer or at any time thereafter prior to or upon the First Offer Space Commencement Date, Landlord shall have, in addition to all of Landlord's rights and remedies under this Lease, the right to terminate the Original Tenant's right to lease the First Offer Space and to cancel unilaterally the Original Tenant's exercise of its right of first offer.

45. OPTION TO TERMINATE

      Tenant shall have a one-time right to terminate this Lease in its entirety, which termination shall be effective as of February 1, 2010, provided that Tenant delivers a written notice of termination to Landlord not more than eighteen (18) months or less than twelve (12) months prior to February 1, 2010, which notice shall be irrevocable. If Tenant elects to terminate this Lease hereunder on or before February 1, 2010, Tenant shall pay to Landlord, in addition to all sums payable hereunder for the period prior to February 1, 2010, a fee equal to Eight Hundred Fifty One Thousand One Hundred Fifty Five Dollars ($851,155) (the "Termination Fee"). Notwithstanding the foregoing, if Tenant is in default (beyond any applicable cure or grace period) under any of the terms, covenants or conditions of this Lease, either at the time Tenant delivers the termination notice or at any time thereafter prior to the effective date of the termination, Landlord shall have, in addition to all of Landlord's other rights and remedies under this Lease, the right to terminate Tenant's right to terminate this Lease hereunder and to cancel unilaterally Tenant's exercise of its right to terminate this Lease hereunder, in which event the expiration date of this Lease shall be and remain the scheduled expiration date of the Term.

46. ADDITIONAL SPACE

      Pursuant to the terms of this Article 46, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the space in the Building behind the Building lobby on the First (1st) Floor of the Building, which space consisting of approximately 420 rentable square feet and is approximately delineated on the floor plan or plans attached hereto as EXHIBIT G (hereinafter, the "Additional Space"). All terms and conditions of this Lease shall apply to the lease by Tenant of the Additional Space except that (i) Tenant's lease of the Additional Space shall be a month-to-month periodic tenancy subject to termination by either party serving on the other at least thirty (30) days' written notice of its intention to terminate Tenant's lease of the Additional Space, (ii) Tenant shall pay no Base Rent or Additional Rent for the term of Tenant's lease of the Additional Space, (iii) Tenant shall only be permitted to have standard directory signage in the main lobby of the Building and shall not be permitted any other signage on the First (1st) Floor of the Building, and (iv) Tenant shall not be permitted to construct any Improvements or make any tenant improvements or installations with respect to the Additional Space.

47. MISCELLANEOUS

      47.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

      47.2 The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, that upon the sale, assignment or transfer by Landlord named herein (or by any subsequent landlord) of its interest in the Building as owner or Tenant, including any transfer by operation of law, Landlord (or any subsequent landlord) shall be relieved from all subsequent obligations and liabilities arising under this Lease subsequent to such sale, assignment or transfer.

      47.3 If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

      47.4 This Lease shall be construed and enforced in accordance with the laws of the State of California.

      47.5 This instrument, including the exhibits hereto, which are made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein.

      47.6 In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable counsel fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

      47.7 Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of the Base Rent or Additional Charges under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder. Landlord hereby represents and warrants that as of the date of this Lease, to Landlord's actual knowledge (as such terms are defined in Section 11.5(d) hereof), there is no planned improvement that would diminish the light, air or view to and from the Building.

      47.8 Any holding over after the expiration of the Term without Landlord's prior written consent shall: (a) constitute a default by Tenant;
(b) automatically increase the Base Rent and estimated Taxes and Expenses to one hundred fifty percent (150%) of the monthly amounts for such items payable by Tenant hereunder prior to such expiration; and (c) entitle Landlord to exercise any or all of its remedies as provided in Article 18 hereof, notwithstanding that Landlord may elect to accept one or more payments of Base Rent and Additional Charges from Tenant.

      47.9 Except as provided in Article 13 hereof and Article 7 (and the Work Letter), time is of the essence in respect of all provisions of this Lease in which a definite time for performance is specified.

      47.10 The term "gross negligence" as used in this Lease shall mean "any action or inaction taken with a reckless disregard for the consequences."

WAIVER OF TRIAL BY JURY. THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER UNDER THIS LEASE. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING AGAINST TENANT, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING (UNLESS FAILURE TO IMPOSE SUCH COUNTERCLAIM WOULD PRECLUDE TENANT FROM ASSERTING IN A SEPARATE ACTION THE CLAIM WHICH IS THE SUBJECT OF SUCH COUNTERCLAIM), AND WILL NOT SEEK TO CONSOLIDATE SUCH PROCEEDING WITH ANY OTHER ACTION WHICH MAY HAVE BEEN OR WILL BE BROUGHT IN ANY OTHER COURT BY TENANT.

48. TERMINATION OF LEASE

      Tenant's obligations under this Lease are conditioned upon its acceptance, in its sole discretion, of the environmental condition of the Real Property. If Tenant has not removed the foregoing condition in writing within three (3) business days of the Lease Date, this Lease shall terminate and neither party shall have any further rights or obligations hereunder. Simultaneously with any written removal of such condition, Tenant shall deliver the Security Deposit to Landlord as provided in Section 29.1 hereof.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

                  LANDLORD:        BLUE JEANS EQUITIES WEST,
                                   a California general partnership


                                   By:      Plaza B LLC,
                                            a Delaware limited liability company
                                   Its:     General Partner

                                            By:      /s/ Gerson Bakar
                                                     ---------------------------
                                                     Gerson Bakar
                                            Its:     Member

                  TENANT:          PLANETOUT INC.,
                                   a Delaware corporation

                                   By:   /s/ Jeffrey T. Soukup
                                         ---------------------------------------

                                   Its:  Chief Financial Officer
                                         ---------------------------------------

                                LIST OF EXHIBITS

Exhibit A-1                Description of Land

Exhibit A-2                Plat of Levi's Plaza

Exhibit B                  Floor Plan of Premises

Exhibit C                  Notice of Commencement Date

Exhibit D                  Work Letter

Schedule 1                 Construction Schedule

Schedule 2                 Building Standard Work

Exhibit E                  Building Rules and Regulations

Schedule E-1               Janitorial Specifications

Exhibit F                  Fixture, Furniture & Equipment

Exhibit G                  Floor Plan of Additional Space

Schedule 5.1               Cost of Earthquake Insurance

Schedule 11.2              Environmental Reports and Memorandum

                                  EXHIBIT A-1

                              DESCRIPTION OF LAND

                      (Legal description of land follows)


                                     A-1-1

                                   EXHIBIT A-2

                          PLAT OF LEVI'S PLAZA COMPLEX

                  (Plat map of Levi's Plaza complex follows)


                                    A-2-1

                                   EXHIBIT B

                            FLOOR PLAN OF PREMISES

                       (Floor plan of premises follows)

                                   EXHIBIT C
                      FORM OF NOTICE OF COMMENCEMENT DATE

      THIS MEMORANDUM OF COMMENCEMENT DATE is executed as of the ___ day of ___________, 200_, by and between BLUE JEANS EQUITIES WEST, a California general partnership ("Landlord") and ___________________, a ___________________ ("Tenant").

                                 R E C I T A L S

      A. Landlord and Tenant entered into that certain Office Lease ("Lease"), dated as of _____________, 200_, pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, a portion of that certain building commonly known as 1355 Sansome Street, which building is located at 1355 Sansome Street, San Francisco, California, and more particularly described in the Lease.

      B. Section 3.2 of the Lease requires Landlord and Tenant to execute a memorandum identifying the Commencement Date of the original Term. Any terms not defined herein shall have the meaning set forth in the Lease.

      NOW, THEREFORE, the parties hereby agree as follows:

      1. The Commencement Date of the original Term of the Lease is ___________, 200_.

      2. The Expiration Date of the original Term of the Lease is ___________, 20__.

      3.    The Rentable Area of the Premises is ______________.

      4.    The annual Base Rent is $_____________.

      5.    Tenant's Share means _______%.

      6.    Tenant's allocable share of Exterior Common Area is ______%.

      7.    The Security Deposit is $____________.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum the day and year first above written.

                  LANDLORD:        BLUE JEANS EQUITIES WEST,
                                   a California general partnership

                                        By:  Plaza B LLC, a Delaware limited
                                             liability company, as a General
                                             Partner

                                              By:  ______________________
                                                        Gerson Bakar

                                              Its:         Member

                  TENANT:          PLANETOUT INC.,,
                                   a Delaware corporation

                                   By:
                                      ------------------------------------------

                                   Its:
                                          --------------------------------------

                                    EXHIBIT D

                                   WORK LETTER

      The undersigned, Landlord and Tenant, respectively, are executing simultaneously with this Work Letter a written Office Lease covering premises as described in EXHIBIT B thereto (hereinafter referred to as the "Premises") comprising a portion of a Building commonly known 1355 Sansome Street, San Francisco, California (the "Lease"), and hereby attach this Work Letter to the Lease as EXHIBIT D thereto. Except as otherwise defined in this EXHIBIT D, all capitalized terms used herein which have meanings as defined in the Lease.

      The purpose of this Work Letter is to delineate the responsibilities of Landlord and Tenant with respect to the costs and construction of the interior improvements to the Premises to be performed by Tenant (hereinafter referred to as the "Improvements") and certain work to be performed by Landlord.

SECTION 1. DEFINITIONS.

      1.1 For purposes of this Work Letter, the parties agree that the following terms shall have the following meanings:

            (a) "Tenant's Architect" shall mean Richard Pollack & Associates or any other architect selected by Tenant which is duly licensed in California, a union member and approved by Landlord. Tenant's Architect shall contract directly with and be paid by Tenant.

            (b) "Engineer" shall mean an engineer selected by Tenant which is duly licensed in California, a union member and reasonably approved by Landlord. Engineer shall contract with Tenant's Architect.

            (c) "General Contractor" shall mean Peacock Construction or any other general contracting firm selected to construct the Tenant Improvements. General Contractor shall contract with Tenant and be paid by Tenant. Landlord shall have the right to reasonably approve the list of general contractors other than Peacock Construction receiving bid requests, which general contractors shall be union members.

            (d) "Design Development Drawings" shall mean the preliminary architectural plans, drawings and specifications in sufficient detail to be used for the purpose of the development of MEP Drawings and for review and approval by Landlord. The Design Development Drawings shall in any event include partition and door location drawings, telephone and electric drawings, and reflected ceiling drawings.

            (e) "MEP Drawings" shall mean the sprinkler, air conditioning, heating, electrical and plumbing drawings for the Premises.

            (f) "Construction Drawings" shall mean the final architectural plans, drawings and specifications along with fully coordinated MEP Drawings which are suitable in all respects for submission to the Building Department of the City of San

      Francisco in order to obtain all necessary building permits. The Construction Drawings shall indicate that such work will not exceed the design load capacities and performance criteria of the Building, including, without limitation, its electrical, HVAC and weight capacities, and shall include construction means and method.

            (g) "Construction Schedule" shall mean the schedule in the form attached hereto as Schedule 1 to be delivered by Tenant to Landlord within thirty (30) days after the Landlord's delivery of the Premises to Tenant.

SECTION 2. LANDLORD WORK. Landlord shall, at its sole cost and expense, and as soon as reasonably possible following the Commencement Date, perform the following work at the Building, unless such work has already been completed (collectively, the "Landlord Work"):

            (a) Finished men's and women's restrooms on each floor of the Premises in compliance with current code;

            (b) Finished electrical and telephone closets, elevators and elevator lobbies at the Building in compliance with current code;

            (c) Building fire exit stairways in accordance with current code (Tenant shall have the right to use and secure the Building stairways to travel between Tenant's floors);

            (d) Mechanical equipment room with fan in compliance with current code;

            (e) A primary HVAC duct loop from the mechanical equipment room around the Building core on each floor of the Premises in compliance with current code;

            (f) Landlord shall minimize sound level and vibrations coming from the HVAC system into areas of the Premises to a level reasonably satisfactory to Tenant;

            (g) A fire protection alarm and communication system for the Building in compliance with current code;

            (h) Life safety and support system (including fire dampers at elevators) at the Building in compliance with current code (including connection of all life safety systems within the Building to the Building's main system, if applicable);

            (i) All necessary repairs to the elevators at the Building as necessary to provide a smooth ride, without sudden stops or jolts;

            (j) Abate all hazardous materials existing at the Building or the Premises that would affect the Improvements or Tenant's use of the Premises; and

            (l) All work necessary to ensure that Building common areas (including elevator and elevator lobbies on each floor) and restrooms comply with the ADA.

Landlord shall perform the Landlord Work in good and workmanlike manner and in compliance with all applicable laws and Landlord shall complete such work in a prompt manner so as to not interfere with or delay the construction of the Improvements.

SECTION 3. PLANS AND SPECIFICATIONS.

      3.1. No work shall commence in the Premises until: (i) the Lease is duly signed by Tenant and Landlord, and (ii) Landlord approves Tenant's Final Plans (as defined below) for the Improvements as provided below.

      3.2. Subject to the provisions of Section 7 of this Work Letter, Tenant may engage, at Tenant's sole expense, Tenant's Architect to prepare the Design Development Drawings. Tenant will be responsible for delivery of the Design Development Drawings to Landlord in accordance with the Construction Schedule.

      3.3. From the Design Development Drawings, Tenant will, through Tenant's Engineer, provide Landlord with mechanical and electrical plans and related specifications which collectively comprise the MEP Drawings. Tenant shall direct Tenant's Engineer to provide to Landlord the MEP Drawings in accordance with the Construction Schedule. Tenant shall retain a firm to be approved by Landlord as Tenant's Engineer (which approval shall not be unreasonably withheld or delayed), provided that such firm's fees are competitive and that it will be able to work in accordance with the Construction Schedule.

      3.4. From the Design Development Drawings and the MEP Drawings, Tenant's Architect shall prepare the Construction Drawings. Tenant shall be responsible for delivery of the Construction Drawings in accordance with the Construction Schedule. The Construction Drawings shall include mechanical and electrical drawings and decorating plans showing the location of partitions, reflected ceiling plans including light fixtures, electrical outlets, telephone outlets, sprinklers, doors, wall finishes, floor coverings, and all other Improvements to be installed Tenant. The Design Development Drawings and Construction Drawings are referred to herein as "Tenant's Plans."

      3.5. Tenant's Plans shall be subject to Landlord's approval, which approval shall not be unreasonably withheld. If Landlord disapproves Tenant's Plans, or any portion thereof, such disapproval shall be accompanied by the revisions that Landlord reasonably requires in order to obtain Landlord's approval. As promptly as reasonably possible thereafter, but in no event later than fourteen (14) days after Landlord's notice, Tenant shall submit to Landlord plans and specifications incorporating the revisions required by Landlord. Said revisions shall be subject to Landlord's approval, which shall not be unreasonably withheld. If Landlord shall not respond within ten (10) business days after receipt of Tenant's Plans (or five (5) business days with respect to any revisions to Tenant's Plans), such plans shall be deemed approved by Landlord. The final plans and specifications approved by Landlord shall be referred to as the "Final Plans."

      3.6. If Tenant shall request any change, addition or alteration in the Final Plans, Tenant's Architect shall prepare and deliver to Landlord plans with respect to such change, addition or alteration. As soon as practical, Landlord shall notify Tenant if it approves the revised Final Plans which set forth the requested change, addition or alteration. Landlord's approval of the revised Final Plans shall not be unreasonably withheld, conditioned or delayed. If Landlord approves the revised Final Plans, then Tenant shall instruct the General Contractor to proceed as soon as reasonably practical thereafter. If Landlord does not approve such additional plans, construction of the Premises shall proceed in accordance with the previously approved Final Plans.

      3.7. Although Landlord has the right to review, request revisions to and approve the Final Plans and any revised Final Plans, Landlord's sole interest in doing so is to protect the Building and Landlord's interest in the Building. Accordingly, Tenant shall not rely upon Landlord's approval for any purpose other than for the purpose of acknowledging the consent of Landlord to proceed with the requested action, and Landlord shall incur no liability of any kind by reason of the granting of such approvals.

SECTION 4. BUILDING STANDARD WORK; REMOVAL OF IMPROVEMENTS.

      4.1. Tenant agrees to design the Premises using the items shown on
SCHEDULE 2 attached hereto, which collectively comprise the "Building Standard Work," except that Tenant may select different materials of equal or better quality in place of Building Standard Work. Such selection shall be indicated on the Final Plans. Landlord shall have the right to disapprove any substitution which does not conform to all applicable codes or is of inferior quality to the Building Standard Work item replaced.

      4.2. Upon the expiration or sooner termination of the Lease, Tenant shall be obligated to remove any and all Improvements which: (a) will materially affect the structure or structural components of the Building (including by way of illustration but not limitation, the construction of interior stairwells, skylights, dumbwaiters and additional floor supports), or the Building Systems, (b) will be visible from the exterior of the Building, or (c) will be located outside or underneath the Building. At the time of its approval, Landlord shall designate which, if any, Improvements must be removed by Tenant pursuant to the preceding sentence or any other Improvements that Landlord will require Tenant to remove upon the expiration or sooner termination of the Lease.

SECTION 5. CONSTRUCTION OF IMPROVEMENTS.

      5.1 Provided that the Final Plans are approved by Landlord, Tenant shall cause the Improvements to be installed by the General Contractor in accordance with the Construction Schedule. Tenant shall substantially complete any and all Improvements to the Premises in accordance with the Final Plans (as the same may be revised pursuant to Section 3.6 of this Work Letter). The Improvements shall be made and performed in a safe and workmanlike manner, using only first-class materials, in accordance with the provisions of the following provisions:

            (a) No work with respect to the Improvements shall proceed without Landlord's reasonable prior written approval of:

                  (1) Tenant's subcontractor(s);

                  (2) certificates of insurance furnished to Landlord from a company or companies reasonably approved by Landlord

                              (i) by Tenant's general contractor, evidencing
                        comprehensive general liability insurance (with contractual liability and products and completed operations coverages) with a minimum combined single limit for bodily injury and property damage in an amount not less than Two Million Five Hundred Thousand Dollars ($2,500,000) per occurrence, endorsed to show Landlord as an additional insured and endorsed to show a waiver of subrogation by the insurer to any claims the insurer may have against Landlord,

                              (ii) by any and all subcontractors, evidencing
                        comprehensive general liability insurance (with contractual liability and products and completed operations coverages) with a minimum combined single limit for bodily injury and property damage in an amount not less than One Million Dollars ($1,000,000) per occurrence, endorsed to show Landlord as an additional insured and endorsed to show a waiver of subrogation by the insurer to any claims the insurer may have against Landlord, and

                              (iii) by Tenant evidencing builder's risk
                        insurance with respect to the Improvements, in such amounts as are deemed reasonable by Landlord, and workers' compensation insurance, as required by law.

            (b) Except as otherwise expressly provided in Section 7 below, the Improvements shall be undertaken at Tenant's sole cost and expense and in strict conformance with all applicable laws, regulations, building codes and the requirements of any building permit and all other applicable permits or licenses issued with respect to such work. Tenant shall be solely responsible for obtaining all such permits and licenses from the appropriate governmental authorities, and any delay in obtaining such permits or licenses shall not be deemed to extend the commencement date or the expiration date of the term of the Lease or to waive or toll Tenant's rental and other obligations with respect to the Premises, except to the extent such delay is caused by the failure of Landlord to complete the Landlord Work as required pursuant to Section 2 hereof. Copies of all permits and licenses shall be furnished to Landlord before any work is commenced, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Landlord, shall be promptly replaced and corrected at Tenant's expense.

            (c) All work by Tenant shall be scheduled through Landlord and shall be diligently and continuously pursued from the date of its commencement through its completion. Landlord hereby agrees to use its reasonable efforts to facilitate such work and to ensure access by Tenant to and availability to Tenant of all freight elevators and all such similar facilities necessary to facilitate such work, subject, however, to the reasonable rules and regulations established by Landlord for construction work in the Building. All work shall be conducted in a manner that maintains harmonious labor relations and does not unreasonably interfere with or delay any other work or activities being carried out by Landlord in the Building. Landlord or Landlord's agent shall have the right to enter the Premises and inspect the Premises and the Improvements at all reasonable times during the construction of the Improvements. Prior to February 1, 2005,

      Tenant shall not be charged for the use of any of the following items serving the Premises: (i) freight elevators, (ii) security for the Building as provided in Article 41 hereof, (iii) access to loading docks, (iv) utilities used by Tenant during business hours on Business Days, or (v) temporary HVAC used by Tenant.

            (d) All payments by Tenant for work done by a subcontractor in connection with the Improvements shall be conditioned upon Tenant's and Landlord's receipt of (1) conditional lien waivers and releases upon progress payments, executed by the General Contractor and such subcontractor, covering the full amount disbursed through the date of the disbursement, and (2) a conditional lien waiver and release upon final payment covering the final payment amount, executed by the General Contractor and such subcontractor.

            (e) Notwithstanding anything to the contrary contained herein, Tenant shall have the right to install a roof-top deck on the Building in accordance with plans and specifications previously prepared on behalf of the prior tenant of the Building (the "Existing Roof-Deck Plans") or in accordance with such other plans and specifications as are prepared by Tenant and which plans and specifications shall be separate from the Final Plans (the "Tenant Roof-Deck Plans"), subject to (i) Landlord's prior approval (which shall not be unreasonably withheld) of the Tenant Roof-Deck Plans and (ii) approval of the construction of such roof-deck from the applicable governmental entities. Tenant shall comply at its sole cost and expense, with all laws, statutes, ordinances and governmental rules, regulations and requirements applicable to the construction of such roof-deck. Such roof-deck shall be deemed an Improvement and shall be subject to all of the terms and conditions hereof, including without limitation, Section 4.2 of this Work Letter. Notwithstanding the foregoing, the Final Plans and the Roof-Deck Plans shall be independent of one another such that construction of the Final Plans shall not be dependent upon completion or approval of the applicable Roof-Deck Plans. Upon execution of the Lease, Landlord shall deliver to Tenant a set of the Existing Roof-Deck Plans.

            (f) Notwithstanding anything to the contrary contained herein, Tenant shall have the right to perform a cosmetic upgrade of the Building lobby (the "Lobby Work"). The Lobby Work shall be subject to the terms of Section 4.1 of this Work Letter. Tenant shall use its own contractor to perform the Lobby Work, which contractor shall be reasonably approved by Landlord. Landlord shall pay such contractor directly for the cost of the Lobby Work; provided, however, that, Landlord's obligations to pay for the Lobby Work shall in no event exceed Ten Thousand Dollars ($10,000), which amount shall be independent of the Tenant Improvement Allowance.

            (g) Throughout the Term of this Lease, Tenant shall have the option to request that Landlord, at Landlord's sole cost and expense and in compliance with all applicable laws, regulations, building codes and the requirements of any building permit, demise the space on the First
      (1st) Floor of the Building in accordance with Exhibit B to the Lease in a reasonably prompt manner following Tenant's written request. The cost of such work shall be independent of the Tenant Improvement Allowance.

SECTION 6. COMPLETION OF IMPROVEMENTS.

      No delay in the completion of construction of the work described in this Work Letter shall be considered in the determination of the Commencement Date of the Lease.

SECTION 7. TENANT IMPROVEMENT ALLOWANCE.

      7.1. Prior to the commencement of construction of the Improvements, Tenant shall submit to Landlord a detailed cost breakdown of design and construction costs for the Improvements (the "Construction Budget") for Landlord's review and approval (which approval shall not be unreasonably withheld and shall be based solely on Tenant's ability to provide Landlord with reasonable evidence that Tenant can meet the financial obligations set forth in the Construction Budget). In the event that the Tenant requests any changes to the Final Plans, Tenant shall submit a revised Construction Budget for Landlord's review and approval (which approval shall not be unreasonably withheld and shall be based solely on Tenant's ability to provide Landlord with reasonable evidence that Tenant can meet the financial obligations set forth in the Construction Budget).

7.2. Subject to the terms and conditions of this Section 7, Landlord shall reimburse Tenant up to a maximum amount of Twenty-Five Dollars ($25) per rentable square foot of the Premises (the "Tenant Improvement Allowance") for the construction of the Improvements and the other items and costs, all as specifically provided in Section 7.3 hereof. Tenant shall bear the cost of all Improvements in excess of the Tenant Improvement Allowance. Landlord shall pay, within fifteen (15) days of receipt thereof, a share of each progress billing from the General Contractor, Tenant's Architect and Engineers (each a "Tenant Improvement Billing") determined by multiplying the amount of such Tenant Improvement Billing by a fraction, the numerator of which is the amount of the Tenant Improvement Allowance, and the denominator of which is the sum of the estimated cost of all the Improvements as set forth on the Construction Budget (as may be revised from time to time). At Tenant's request such amount shall be paid directly to the General Contractor. Tenant shall pay the balance of such Tenant Improvement Billing, provided that at such time as Landlord has paid the entire Tenant Improvement Allowance on account of the Improvements, all further Tenant Improvement Billings shall be paid entirely by Tenant. Notwithstanding anything to the contrary contained herein, (i) Landlord shall only be required to disburse Tenant up to a maximum of sixty-seven percent (67%) of the Tenant Improvement Allowance prior to April 1, 2005, (ii) Landlord shall only be required to disburse Tenant up to a maximum of eighty-two percent (82%) of the Tenant Improvement Allowance prior to January 1, 2006, and (iii) on January 1, 2006, Landlord shall disburse the remaining eighteen percent (18%) percent of the Tenant Improvement Allowance; provided, however, that the amount of any such disbursement or reimbursement shall be determined based on Landlord's share of the Tenant Improvement Billings as determined pursuant to the third sentence of this Section 7.2. Notwithstanding anything to the contrary contained herein, after the second (2nd) anniversary of the Commencement Date, Landlord shall no longer be required to reimburse Tenant for any portion of the Tenant Improvement Allowance. If upon completion of the Improvements in the Premises and payment in full of the costs thereof, the portion of the costs theretofore paid by Landlord is less than the Tenant Improvement Allowance, Landlord shall reimburse Tenant for its pro-rata costs expended pursuant to this Section 7 by Tenant up to the amount by which the Tenant Improvement Allowance exceeds the portion of such cost theretofore paid by Landlord, with any remaining balance shall be applied against Base Rent; provided, however, that no such reimbursement shall be made to Tenant after the second
(2nd) anniversary of the Commencement Date. Except as expressly provided herein, Landlord shall have no further obligation to disburse any additional monies to Tenant, with respect to the Tenant Improvement Allowance, the Improvements or the reimbursement under this Section 7.2.

      7.3 The Tenant Improvement Allowance shall be only for the following items and costs:

      (a) Tenant's Plans and Specifications. The costs incurred by Tenant in the preparation of the Design Development Drawings, MEP Drawings, Construction Drawings and Final Plans for the Premises upon presentation to Landlord of (i) the Final Plans executed by Tenant as set forth in Section 4.1 above, (ii) copy(ies) of the invoice or invoices from Architect for the Final Plans, and
(iii) lien wavers executed by Architect and Engineer. Subject to Section 7.2 hereof, a reimbursement request submitted in accordance with this subsection
(a) shall be paid to Tenant within thirty (30) days after receipt of the reimbursement request by Landlord. Any payment made by Landlord to Tenant, Tenant's Architect, Engineer or General Contractor in connection with the improvement of the Premises, whether prior to or subsequent to the date hereof, shall be considered part of the Tenant Improvement Allowance.

      (b) Licensing & Permit Fees. The payment of plan check, permit and license fees relating to construction of the Improvements.

      (c) Cost of Improvements, including Construction Related Expenses. The cost of construction of the Improvements, including, without limitations, signage, cabling, construction of a roof deck, testing and inspection costs, parking charges and trash removal costs, project and construction management fees, real property improvements, materials, consulting fees and contractors' costs and fees.

      (d) American with Disabilities Act and Similar Acts. Any and all costs (but not any costs of Landlord Work) incurred to comply with the provisions of the ADA, Title 24 and other similar federal, state and local laws and regulations, including, without limitation, any alterations required under the ADA for the purposes of "public accommodations" (as that term is used in the ADA), and alterations required under the ADA, Title 24 or such other similar federal, state or local laws and regulations in any portion of the Premises arising out of the Improvements, provided, however, that Landlord shall bear the sole cost and expense of the ADA compliance work as may be required in the restrooms of the Premises.

      (e) Change Order Costs. The cost of any changes to the Final Plans or the Improvements required by applicable law.

      (f) Taxes & Fees. Sales and use taxes and Title 24 fees with respect to the Improvements.

      (h) Furniture, Fixtures, Equipment and Relocation Costs. Tenant shall be permitted to use up to a maximum of Five Dollars ($5) per rentable square foot of the Tenant Improvement Allowance for furniture, fixtures, equipment or relocation costs, and such furniture, fixtures and equipment shall be deemed Landlord's property in accordance with Section 8.3 of the Lease.

      7.4. In connection with the design and installation of the Improvements, Landlord shall receive reimbursement for Landlord's reasonable out-of-pocket costs incurred in connection with Landlord's review of all of Tenant's plans and specification in accordance with Section 3 of this Work Letter. Provided, however, Tenant hereby acknowledges and agrees that Landlord's sole interest in any review and supervision of the design and installation of the Improvements is to protect the Building and Landlord's interest in the Building. Accordingly, Tenant shall not rely upon Landlord's review and supervision of the design and installation of the Improvements for any purpose, and Landlord shall incur no liability of any kind by reason of the granting of such approvals.

SECTION 8. TENANT'S INDEMNITY.

      8.1. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, liens, expenses, costs, losses, fines, liabilities and/or damages (including, without limitation, attorneys' fees and costs) arising out of or in any way connected with the construction by Tenant of the Improvements, except to the extent caused by the gross negligence or willful misconduct of Landlord.

SECTION 9. FORCE MAJEURE. Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder (except with respect to Tenant's or Landlord's inability to satisfy of its monetary obligations hereunder), shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. No such inability or delay by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent or Additional Charges, or relieve Tenant from any of its obligations under the Lease, or impose any liability upon Landlord or its agents by reason of inconvenience, annoyance, interruption, injury or loss to or interference with Tenant's business or use and occupancy or quiet enjoyment of the Premises or any loss or damage occasioned thereby. Tenant hereby waives and releases any right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

      IN WITNESS WHEREOF, the undersigned have executed this EXHIBIT D concurrently with the execution of the Lease.

                  LANDLORD:        BLUE JEANS EQUITIES WEST,
                                   a California general partnership

                                        By:  Plaza B LLC, a Delaware limited
                                             liability company, as a General
                                             Partner

                                              By:  ______________________
                                                        Gerson Bakar

                                              Its:  Member

                  TENANT:          PLANETOUT INC.,
                                   a Delaware corporation

                                   By:
                                      ------------------------------------------

                                   Its:
                                          --------------------------------------

                                   SCHEDULE 1

                               (Schedule omitted)

                                   Sch.-1-1

                                   SCHEDULE 2

                             BUILDING STANDARD WORK

                               (Schedule omitted)

                                   Sch.-2-1

                                   EXHIBIT E

                                 LEVI'S PLAZA
                   1355 SANSOME STREET BUILDING OFFICE LEASE

                             RULES AND REGULATIONS

1. Landlord shall have the right to control and operate the public portions of the Building and the Public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the Premises, or permit the visit of, persons in such numbers or under such conditions as to materially interfere with the use and enjoyment of the entrances, corridors, elevators and facilities of the Building by other tenants.

2. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building outside of Normal Business Hours as Landlord may deem to be advisable for the protection of the property. All tenants, their employees, or other persons entering or leaving the Building at any time when it is so locked may be required to sign the Building register when so doing, and the watchman in charge may refuse to admit to the Building while it is so locked any person, without a card key or a pass previously arranged, or other satisfactory identification showing his right of access to the Building at such time. Landlord assumes no responsibility and shall not be liable for any damage resulting from any error in regard to any such pass or identification, or from the admission of any unauthorized person to the Building.

3. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building or in violation of any law, order, ordinance, or governmental regulation.

4. The entries, corridors, stairways and elevators shall not be obstructed by any tenant, or used for any other purpose than ingress or egress to and from its respective offices. Lessee shall not bring into or keep within the Building any animal or vehicle without written consent of the Landlord.

5.    Intentionally omitted.

6. Freight, furniture, business equipment, merchandise and bulky matter of any description ordinarily shall be delivered to and removed from the Premises only in the freight elevator and through the service entrances and corridors, but special arrangements will be made for moving large quantities or heavy items of furniture, equipment and supplies into or out of the Building.

7. All entrance doors in the Premises shall be left locked when the Premises are not in use.

8. Lessee shall not attach or permit to be attached additional locks or similar devices to any exterior door, transom or window of the premises; change existing locks or the mechanism thereof; or make or permit to be made any keys for any exterior door thereof other than those provided by Landlord. (If more than two keys for one lock are desired Landlord will provide them upon payment therefor by Lessee.)

9. Canvassing, soliciting or peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

10. Except as provided in this Lease, no sign, placard, picture, name, advertisement or notice, visible from the exterior of any Tenant's premises shall be inscribed, painted, affixed or otherwise displayed by any Tenant on any part of the Building without the prior written consent of Landlord. If Landlord shall have given such consent at any time, such consent shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining specific written consent of Landlord with respect to each and every other sign, placard, picture, name, advertisement or notice. Landlord will adopt and furnish to Tenant general guidelines relating to signs on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord, which approval will not be unreasonably withheld.

11. The directory of the Building will be provided for the display of the name and location of Tenants, any affiliate or sublessee of any Tenant, and a reasonable number of the principal officers and employees of such persons, and Landlord reserves the right to exclude any other names therefrom. Any additional name which Tenant shall desire to place upon said directory must first be approved by Landlord, and, if so approved, a charge will be made therefor.

12. The drinking fountains, lavatories, water closets and urinals shall not be used for any purpose other than those for which they were installed.

13. No awnings or other projections over or around the windows or entrances of the Demised Premises shall be installed by any tenant. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of the Landlord. Tenant shall not make any changes which will alter the Building's appearance from the outside of the Building without prior written consent of the Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of the Landlord. Tenant shall not make any changes which will alter the Building's appearance from the outside of the Building without prior written consent of the Landlord.

14. Rooms or other areas used in common by tenants shall be subject to such regulations as are posted therein.

15. Landlord is not responsible to any tenant for the non-observance or violation of the Rules and Regulations by any other tenant.

16. Landlord reserves the right by written notice to Tenant, to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in Landlord's judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants. Waiver by Landlord shall not be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, and shall not prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the Tenants of the Building. Notwithstanding the foregoing, Landlord shall endeavor to enforce the Rules and Regulations in a reasonable and non-discriminatory manner.

17. Tenant shall not exhibit, sell or offer for sale on the Premises or in the Building any article or thing except those articles and things essentially connected with the stated use of the Premises by Tenant without the advance consent of the Landlord. Nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from a demised premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such tenant's lease.

18. Tenant shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Landlord's consent, which shall not be unreasonably withheld, except in sublease marketing materials.

19. Tenant shall cooperate reasonably with the Landlord to assure the effective operation of the Building's air conditioning system. If Tenant shall so use the Premises that noxious or objectionable fumes, vapors and odors exist beyond the extent to which they are discharged or eliminated by means of the flues and other devices contemplated by the various plans, specifications and leases, then Tenant shall provide proper ventilating equipment for the discharge of such excess fumes, vapors and odors so that they shall not enter into the air conditioning system or be discharged into other vents or flues of the Building or annoy any of the tenants of the building or adjacent properties. The design, location and installation of such equipment shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld.

20. The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging, excluding Tenant's direct mail merchandise. No cooking shall be done or permitted by Tenant on the Premises except in that area or those areas in which cooking and food preparation facilities are installed and operated under, pursuant to, and in accordance with, all applicable Federal, State and City laws, codes, ordinances, rules and regulations. The operation of any food service facility by Tenant or a concessionaire of Tenant shall be restricted to use by employees of the Tenant and any Affiliate thereof and their invited guests and shall not be available for use by the general public. Use by Tenant of Underwriters'

      Laboratory approved equipment for microwaving and brewing coffee, tea, hot chocolate and similar beverages shall be permitted in areas other than those specifically designated for food service, provided that such use is in accordance with all applicable Federal, State and City laws, codes, ordinances, rules and regulations.

21. All loading and unloading of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and elevators and at such times as the Landlord shall reasonably designate. In its use of the loading areas in the basement, Tenant shall not obstruct or permit the obstruction of said loading area and at no time shall park or allow its officers, agents or employees to park vehicles therein except for loading or unloading.

22. There shall not be used or kept anywhere in the Building by any tenant or persons or firms visiting or transacting business with a tenant any hand trucks, or other vehicles of any kind except those equipped with rubber tires and side guards.

23. Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of the Landlord.

24. No Tenant shall employ any person or persons other than the janitor or Landlord for the purpose of cleaning the premises, unless otherwise consented to by Landlord in writing, which consent Landlord shall not unreasonably withhold. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any tenant for any loss of property on the premises, or for any damage done to the furniture or other effects of any tenant by the janitor or any other employee or any other person, except when such loss or damage is caused by the negligence or willful act of Landlord, its agents or employee. Janitor service shall include the services described on the Janitorial Specifications attached hereto as Schedule E-1, which services may be changed by Landlord from time to time in its sole discretion provided that at all times Landlord must meet its obligations under Section 17.1 hereof. Janitor service will not be furnished on nights when rooms are occupied after 9:30 p.m. unless, by agreement in writing, service is extended to a later hour for specifically designated rooms.

25. No tenant shall install any radio or television antenna, loud-speaker, or other device on the roof or exterior walls of the Building, without the prior written consent of Landlord.

26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

                                  SCHEDULE E-1

                            JANITORIAL SPECIFICATIONS

                               (Schedule omitted)

                                   EXHIBIT F

                        FIXTURE, FURNITURE & EQUIPMENT

                          (List of property follows)

                                   EXHIBIT G

                        FLOOR PLAN OF ADDITIONAL SPACE

                   (Floor plan of additional space follows)

                                  SCHEDULE 5.1

                          COST OF EARTHQUAKE INSURANCE

                               (Schedule omitted)

                                  SCHEDULE 11.2

                      ENVIRONMENTAL REPORTS AND MEMORANDUM

                               (Schedule omitted)

                                      G-1